As filed with the Securities and Exchange Commission on December _____, 1997

                     Registration No. 333-_________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                       ----------------------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------
                                   JVWEB, INC.
--------------------------------------------------------------------------------
                 (Exact name of Registrant specified in charter)

Delaware                   7389                                  76-0552098
--------------------------------------------------------------------------------
(State of             (Primary Industrial                     (I.R.S. Employer
Incorporation)           Classification)                         I.D.#)

                                  Greg J. Micek
                           5444 Westheimer, Suite 2080
                              Houston, Texas 77056
                               Tel: (713) 622-9287
  -----------------------------------------------------------------------------
           (Address, including zip code of principal place of business and telephone number, including area code of
                   Registrant's principal executive offices.)

                 Greg J. Micek                           With a copy to:
                    President                         Randall W. Heinrich
          5444 Westheimer, Suite 2080               Gillis & Slogar, L.L.P.
             Houston, Texas 77094                 1000 Louisiana, Suite 6905
              Tel:  (713) 622-9287                   Houston, Texas 77002
         (Name, address, including zip code            (713) 951-9100
         and telephone number, including
         area code of agent for service.)

Approximate date of commencement date or proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].




                                           CALCULATION OF REGISTRATION FEE

                                    Proposed
Title of each class                               Proposed              maximum
of securities to be           Amount to be     maximum offering        aggregate           Amount of
registered                     registered       price per share       offering price     registration fee

Common Stock                   250,000(1)         -0-                         -0-            -0-

Class A Warrants             1,000,000(1)         -0-                         -0-            -0-

Common Stock                 1,000,000          $1.00                  $ 1,000,000      $  295.00
underlying Class
A Warrants

Class B Warrants             2,000,000(2)         -0-                       -0-              -0-

Common Stock                 2,000,000         $2.00                   $ 4,000,000      $1,180.00
underlying Class
B Warrants

Class C Warrants             2,000,000(3)        -0-                        -0-              -0-

Common Stock                 2,000,000         $5.00                   $10,000,000      $2,950.00
underlying Class
C Warrants

Common Stock                 5,000,000(4)      $1.00                   $ 5,000,000      $1,475.00

Total                       15,250,000        ------                   $20,000,000      $5,900.00

--------------------

(1) To be distributed to the stockholders of LS Capital Corporation for no consideration from such stockholders.
(2) To be issued to the holders of the Class A Warrants upon the exercise thereof for no consideration from such holders.
(3) To be issued to the holders of the Class B Warrants upon the exercise thereof for no consideration from such holders.
(4) To be offered on a delayed or continuous basis pursuant to possible business combination transactions in the future at prices equivalent to the then current market price or a slight discount therefrom; for purposes of fee calculation, determined to be $1.00 per share.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. PROSPECTUS

                                   JVWEB INC.

                         250,000 Shares of Common Stock
                           1,000,000 Class A Warrants
                           2,000,000 Class B Warrants
                           2,000,000 Class C Warrants

         This Prospectus relates to the distribution (the "Distribution") by LS Capital Corporation, a Delaware corporation ("LS Capital"), to holders of record of LS Capital common stock at the close of business on __________________ _____, 1998 (the "Record Date") of certain securities of JVWeb, Inc., a Delaware corporation (the "Company"). The securities to be distributed include 250,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 redeemable common stock purchase warrants (the "Class A Warrants") entitling the holders thereof to acquire an aggregate of 1,000,000 shares of Common Stock at a per-share price of $1.00. The Common Stock and Class A Warrants comprising the Distribution will trade separately immediately upon issuance. See "DESCRIPTION OF CAPITAL STOCK." The Company is a new company formed to pursue electronic commerce opportunities. See "BUSINESS."

         In connection with the Distribution, each stockholder of LS Capital owning at least 25 shares of LS Capital common stock will receive one share of Common Stock and four Class A Warrants for each 25 shares of LS Capital common stock owned on the Record Date. Fractional shares will not be issued. The Distribution will result in approximately 3.73% of the outstanding shares of Common Stock being distributed to holders of LS Capital common stock. Certificates representing the number of shares of Common Stock and number of Class A Warrants to which LS Capital stockholders are entitled, and checks representing payment of cash dividends in lieu thereof, are being delivered to LS Capital stockholders simultaneously with this Prospectus. Management believes that shares of Common Stock and the Class A Warrants comprising the Distribution and received by LS Capital's stockholders will be characterized as taxable dividends to such stockholders upon receipt. See "THE DISTRIBUTION -- Certain Federal Income Tax Consequences." FOR A DISCUSSION OF CERTAIN RISKS RELATING TO THE OWNERSHIP OF THE COMMON STOCK, SEE "RISK FACTORS."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     UNTIL ___________________ _____, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                           The date of this Prospectus is __________, 1998.

         No consideration will be paid by LS Capital's stockholders for the shares of Common Stock and the Class A Warrants comprising the Distribution. The Company will not receive any proceeds from the Distribution. There is no current public trading market for the shares of Common Stock or the Class A Warrants. Subject to the sponsorship of a market maker, shares of Common Stock and the Class A Warrants will be traded in the over-the-counter market on the OTC Electronic Bulletin Board.

         In addition to the shares of Common Stock and the Class A Warrants comprising the Distribution, the Company is also registering 5,000,000 shares of Common Stock to be offered on a continuous or delayed basis in the future (at prices equivalent to the then current market price of the Common Stock or at slight discounts therefrom) in connection with future business combination transactions. Moreover, the Company is also registering 2,000,000 redeemable common stock purchase warrants (the "Class B Warrants") entitling the holders thereof to acquire an aggregate of 2,000,000 shares of Common Stock at a per-share price of $2.00. The Class B Warrants will be issued to the holders of the Class A Warrants upon exercise of the Class A Warrants at rate of two Class B Warrants for each Class A Warrant exercised, without the payment of any additional consideration. The Company is also registering 2,000,000 redeemable common stock purchase warrants (the "Class C Warrants") entitling the holders thereof to acquire an aggregate of 2,000,000 shares of Common Stock at a per-share price of $5.00. The Class C Warrants will be issued to the holders of the Class B Warrants upon exercise of the Class B Warrants at rate of one Class C Warrant for each Class B Warrant exercised, without the payment of any additional consideration. The Class A Warrants, the Class B Warrants and the Class C Warrants are hereinafter referred to as the "Warrants".

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 and exhibits relating thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of which this Prospectus is a part. This Prospectus does not contain all the information set forth in the Registration Statement. Reference is made to such Registration Statement for further information with respect to the Company and the securities of the Company covered by this Prospectus. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the related document filed with the
Commission. The Commission maintains a World Wide Web site that contains reports, proxy statements and information statements and other information (including the Registration Statement) regarding issuers that file electronically with the Commission. The address of such site is
http://www.sec.gov. The Registration Statement and exhibits may also be inspected, and copies thereof may be obtained at prescribed rates, at the offices of the Commission, Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         The Company is not currently a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). However, the Company currently intends to register and become a reporting company under the Exchange Act as soon as possible after the Registration Statement is declared effective. Until such registration, the Company intends to deliver voluntarily annual reports with audited financial statements to the Company's stockholders and to file with the Commission Annual Reports on Form 10-KSB, which will contain audited financial statements. After they are filed, these Annual Reports and audited financial statements can be inspected at, and copies downloaded from, the Commission's World Wide Web site at the Internet address stated in the previous paragraph. These Annual Reports and audited financial statements can also be inspected, and copies thereof may be obtained at prescribed rates, at the offices of the Commission at the addresses also stated in the previous paragraph.

         No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, any information or representation not contained herein must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities covered by this Prospectus in any jurisdiction to or from any person to or from whom it is unlawful to make such offer or such solicitation of an offer in such jurisdiction. Neither the delivery of this Prospectus nor the securities covered by this Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date hereof.

                               PROSPECTUS SUMMARY

         THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

Company JVWeb, Inc. (the "Company") is a new Delaware corporation formed to pursue electronic commerce opportunities. See "BUSINESS." The Company's offices are located at 5444 Westheimer, Suite 2080, Houston, Texas 77056. The Company's telephone number is (713) 622-9287.

Distributing      LS Capital Corporation, a Delaware corporation.
Company

Primary To enable the Company to become a publicly traded corporation Purposes of and realize the benefits resulting therefrom and to further Distribution the business objectives of LS Capital.

Securities        250,000  shares of the Company's  Common Stock, par value $.10
to be             per share and 1,000,000 Class A Warrants. The shares of Common
Distributed       Stock to be distributed constitute  approximately 3.73% of the outstanding shares of Common Stock of the Company as of the date of the Distribution.

Distribution Each stockholder of LS Capital owning at least 25 shares of LS Ratio Capital common stock will receive, for each 25 shares of LS
                  Capital common stock owned on the Record Date, one share of Common Stock and four Class A Warrants.

Fractional        Fractional shares will not be issued.  LS Capital stockholders
Shares            owning fewer than 25 shares of LS Capital  common stock on the
                  Record  Date  will  receive,  in lieu of any  share of  Common
                  Stock, a cash dividend of $.01 per share of LS Capital Stock owned on the Record Date. In addition, any LS Capital stockholder receiving Common Stock in connection with the Distribution and otherwise entitled to a fractional share of Common Stock shall receive, in lieu of any fractional share of Common Stock, a cash dividend of $.01 per share of LS Capital common stock otherwise causing the fractional share, up to an aggregate dividend of $.24.

Record Date Close of business on ____________________ _____, 1998.

Delivery of       Certificates  representing  the shares of Common  Stock and
Certificates/     Class A Warrants to which LS Capital stockholders are
Checks            entitled, and checks representing  payment for any fractional shares that otherwise would be issued, are being delivered to LS Capital stockholders simultaneously with this Prospectus.

Tax The Distribution is not being structured on a basis tax-free Con- to LS Capital stockholders, and management believes that the sequences Distribution could not be structured on such a basis.
                  Management believes that shares of Common Stock comprising the Distribution and received by LS Capital's stockholders will be characterized as taxable dividends to such stockholders upon receipt. See "THE DISTRIBUTION -- Certain Federal Income Tax Consequences."

Other In addition to the shares of Common Stock and Class A Warrants Securities comprising the Distribution, the Company is also registering Being 5,000,000 shares of Common Stock to be offered on a continuous Registered or delayed basis in the future (at prices equivalent to the then current market price of the Common Stock or at slight discounts therefrom) in connection with future business combination transactions. The Company is also registering 2,000,000 Class B Warrants that will be issued to the holders of the Class A Warrants upon exercise of the Class A Warrants at rate of two Class B Warrants for each Class A Warrant exercised (without the payment of any additional consideration), and 2,000,000 Class C Warrants that will be issued to the holders of the Class B Warrants upon exercise of the Class B Warrants at rate of one Class C Warrant for each Class B Warrant exercised (without the payment of any additional consideration).

Trading           There is no current public trading market for the shares of
Market            Common Stock or any of the Warrants. Subject to the
                  sponsorship of a market maker, shares of Common Stock and the Class A Warrants will be traded in the over-the-counter market on the OTC Electronic Bulletin Board. The Company expects that the Class B Warrants and the Class C Warrants will be traded in the over-the-counter market on the OTC Electronic Bulletin
                  Board at the time that they are issued.

Transfer The transfer agent and registrar for the Common Stock is Agent and American Stock Transfer & Trust Company, with offices at 6201 Registrar 15th Avenue, Brooklyn, New York, 11219.

Dividend          The payment and amount of cash dividends on the Common Stock
Policy            after the Distribution  will be at the discretion of the
                  Company's  Board of Directors.  The Company has not heretofore paid  any  dividends,  and  the  Company  does  not  currently anticipate  paying  any  dividends  on its Common  Stock.  The
                  Company's  dividend  policy will be reviewed by the  Company's
                  Board of Directors at such future times as may be appropriate, and  payment  of  dividends  will  depend  upon the  Company's
                  financial  position,   capital  requirements  and  such  other
                  factors as the Company's Board of Directors deems relevant.

Risk Stockholders should carefully consider the matters discussed Factors under the section entitled "RISK FACTORS" in this Prospectus.
                  The Company has only a limited operating history and is subject to all of the inherent risks of a developing business enterprise. The Company is in need of additional capital and has no constant and continual flow of revenues.

Use of            The Company will not receive any proceeds from the
Proceeds          Common Stock comprising  the Distribution.  Moreover,  the
                  Company will not receive any proceeds when it issues any of the other 5,000,000 shares of Common Stock covered by this Prospectus. However, such other shares are intended to be used for business combination transactions pursuant to which the Company will acquire direct or indirect ownership of assets and properties. The Company will receive all proceeds from the exercise of the Warrants. Such proceeds are expected to be used for general corporate purposes.

Inquiries Stockholders of LS Capital with inquiries relating to the Relating to Distribution should contact LS Capital, by mail at LS Distribution Capital's offices at 15915 Katy Freeway, Suite 250, Houston,
                  Texas 77094, or by telephone at 281/398-5588.


            Cautionary Statement Regarding Forward-Looking Statements

         Certain statements contained in this Prospectus under the captions "PROSPECTUS SUMMARY," "RISK FACTORS," and "BUSINESS" regarding beliefs as to the quantity and quality of electronic commerce that will be presented to and pursued by the Company; the Company's ability to attract and enter into binding arrangements with suitable joint venture partners and to identify and consummate transactions with suitable acquisition candidates; the type of joint venture arrangements the Company will enter into; the advantages of electronic commerce and electronic content dissemination over traditional commerce and content dissemination; the advantages of having integrated Internet skills and abilities; the current status of the Internet service industry; the hesitancy of businesses to pursue the Company strategies; the timeliness of pursuing the Company's business plan; the future development of the Internet; the acceptance by consumers, businesses and advertisers as to the offering of products, services and advertising over the Internet; the Company's ability to succeed in the electronic commerce market, to develop successful Web sites, to raise funds and procure financing, establish and maintain third party relationships, and to manage growth and integrate acquisitions; the development of a trading market for shares of Common Stock and the Warrants; the Company's regulatory compliance; the adequacy of insurance; the ability of the Company to attract and retain competent personnel; the fairness of the Distribution to LS Capital stockholders; the tax consequences of the Distribution; and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "RISK FACTORS." As a result, these forward-looking statements represent the Company's judgment as of the date of this filing. The Company does not express any intent or obligation to update these forward-looking statements.





                                  RISK FACTORS

THE SECURITIES COVERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER, AMONG THE OTHER FACTORS AND FINANCIAL DATA DESCRIBED HEREIN, THE FOLLOWING RISK FACTORS:

         1. Extremely Limited Operating History. The Company was incorporated in October 1997 and at that time continued preliminary work commenced by the founder of the Company several months earlier. Accordingly, there is no meaningful operating history upon which to base an evaluation of the Company and its business and prospects. The Company's business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as electronic commerce. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, the Company must, among other things, identify and pursue suitable electronic commerce opportunities; identify and enter into binding agreements with suitable joint venture partners; identify and consummate suitable acquisitions; develop and increase the Company's customer bases; implement and successfully execute the Company's business and marketing strategy; continue to develop and upgrade the Company's technology and transaction-processing systems; create and constantly improve the Company's Web sites; provide superior customer service and order fulfillment; respond to competitive developments; and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

         2. Fluctuations in Operating Results. The Company's operating results are expected to fluctuate in the future due to a number of factors, many of which are outside the Company's control. These factors include the level of usage of the Internet; demand for products; services and advertising offered on the Company's Web sites; the Company's ability to pursue suitable electronic commerce opportunities, enter into suitable joint ventures and consummate suitable acquisitions at a steady rate; the Company's ability to attract new customers at a steady rate; the addition or loss of advertisers; the introduction of new products, services or Web sites by the Company or its competitors; pricing changes for Web-based products, services and advertising; technical difficulties with respect to the Company's Web sites; costs relating to acquisitions; and general economic conditions and economic conditions specific to the Internet and Web sites. As a strategic response to changes in the competitive environment, the Company may from time to time make certain service, marketing or supply decisions or acquisitions that, while beneficial in the long run, could have a material adverse effect on the Company's quarterly results of operations and financial condition. The Company also expects that it like other retailers may experience seasonality in its businesses in the future. Due to all of the foregoing factors, in some future quarter the Company's operating results may fall below the expectations of investors and any securities analysts who follow the Common Stock. In such event, the trading price of the Common Stock would likely be materially adversely affected. Further, the Company believes that period-to-period comparisons of its financial results may not necessarily be meaningful and should not be relied upon as an indication of future performance.

         3. Future Capital Needs; Uncertainty of Additional Financing. The Company currently has no constant and continual flow of revenues. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Company's sites. The Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Company, or at all. Furthermore, debt financing (if available) may involve restrictive covenants, which may limit the Company's operating flexibility with respect to certain business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. While the Company's need for additional capital can not now be precisely ascertained because of the uncertainty of the actual growth of the Company, management believes that the Company's future capital needs will exceed the Company's current financial position. The Company expects to finance its operations for the remainder of fiscal 1998 through cash flow from operations, proceeds from the exercise of the Warrants, the possible private placement of the Company's equity securities, and the use of certain of the shares of Common Stock covered by this Prospectus for purposes of acquisitions. The Company is looking for sources of additional capital, but there can be no assurance that such sources can be found or that, if found, the terms of such capital will be commercially acceptable to the Company. If adequate funds are not available on acceptable terms, the Company may be unable to take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, results of operations and financial condition.

         4. Dependence on the Internet. The Company's future success substantially depends upon continued growth in the use of the Internet and the Web in order to support the sale of the products, services and advertising offered by the Company on its Web sites. Rapid growth in the use of and interest in the Internet and the Web is a recent phenomenon. There can be no assurance that communication or commerce over the Internet will become more widespread. In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of the Web will not be adversely affected by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and adversely affect usage of the Web and the Company's Web sites. If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support growth that may occur, the Company's business, operating results and financial condition would be materially adversely affected.

         5. Uncertain Acceptance of the Internet as a Medium for Commerce. The success of the Company's business plan will depend upon the adoption of the
Internet as a medium for commerce by a broad base of consumers, vendors and advertisers. The Company's target markets are expected to be comprised of consumers, vendors and advertisers who have historically used traditional means of commerce to conduct business. Most of the Company's customers, vendors and advertisers will have only limited experience with the Web as a commercial medium and may not find such a medium to be an effective way to transaction business. For the Company to be successful, these consumers, vendors and advertisers must accept and utilize novel ways of conducting business. Moreover, critical issues concerning the commercial use of the Internet, such as ease of access, security, reliability, cost and quality of service, development of the necessary infrastructure (such as a reliable network backbone) and timely development and commercialization of performance improvements (including high speed modems), remain unresolved and may affect the growth of Internet use or the attractiveness of conducting commerce by means of Web sites. The Company's ability to generate significant revenues will depend upon, among other things, consumer, vendor and advertiser acceptance of the Web as an effective and sustainable commercial medium. There can be no assurance that there will be broad acceptance of the Internet as an effective medium for commerce by consumers, vendors and advertisers will develop successfully or achieve widespread acceptance.

         6. Developing Market. The electronic market for products, services and advertising has only recently begun to develop and is rapidly changing. As is typical for a new and rapidly evolving market, demand for products, services and advertising over the Internet is subject to a high level of uncertainty, and there exist few proven services and products. Since the market for electronic commerce on the Internet is new and evolving, predictions of the size of this market or its future growth rate, if any, are difficult. Moreover, no standards have yet been widely accepted for the measurement of the effectiveness of Web-based advertising, and there can be no assurance that such standards will develop sufficiently to support Web-based advertising as a significant advertising medium. In addition, there can be no assurance that advertisers will determine that banner advertising is an effective or attractive advertising medium, and there can be no assurance that the Company will effectively transition to any other forms of Web-based advertising, should they develop. Furthermore, certain advertising filter software programs are available that limit or remove advertising from an Internet user's desktop. Such software, if generally adopted by users, may have a materially adverse effect upon the viability of advertising on the Internet. Moreover, there can be no assurance that consumers and vendors will determine that the electronic medium is an effective way to conduct commerce. If the markets for the Company's electronic commerce fail to develop, develop more slowly than expected or become saturated with competitors, or if the Company's electronic commerce does not achieve market acceptance, the Company's business, results of operations and financial condition will be materially adversely affected.

         7. Opportunity Selection. Probably the most integral part of the Company's business strategy is the identification and pursuit of potentially successful electronic commerce opportunities. There can be no assurance that the Company will be able to identify successful electronic commerce opportunities or that the Company will be able to pursue these opportunities successfully even if identified. There is no specific criterion for selecting electronic opportunities. Accordingly, management will have significant flexibility in selecting such opportunities. The failure of management to select good electronic commerce opportunities would probably have a material adverse effect on the Company's business, results of operations and financial condition.

         8. Uncertain Acceptance of Brands. The Company believes that, due to the growing number of Internet sites and the relatively low barriers to entry, the importance of brand recognition will increase as more companies engage in commerce over the Internet. Development and awareness of the Company's brands will depend largely on the Company's success in establishing and maintaining positions as leaders in Internet commerce and in providing high quality products and services, which cannot be assured. In order to attract and retain customers, vendors and advertisers and to promote and maintain the Company's brands in response to competitive pressures, the Company may find it necessary to increase its marketing and advertising budgets or otherwise to increase substantially its financial commitment to creating and maintaining brand loyalty among vendors and consumers. If the Company is unable to provide high quality products, services and advertising or otherwise fail to promote and maintain its brands, or if the Company is unable to (or incurs significant expenses in an attempt to) achieve or maintain a leading position in Internet commerce or to promote and maintain its brands, the Company's business, results of operations and financial condition will be materially adversely affected.

         9. Content and Graphic Development. Content and (to a lesser degree) graphic development relating to the Company's Web sites are key elements to the Company's success. If these sites fail to have solid content (which is modified on a continual basis) and appealing graphics, the Company expects that it will fail to develop successfully its brands, and consumers, vendors and advertisers will not be attracted to, or will not continue to visit and utilize, the sites. The Company has relied and will continue to rely substantially on content and graphic development efforts of third parties. There can be no assurance that the Company's current or future third-party affiliates will effectively implement these properties, or that their efforts will result in significant revenue to the Company. Any failure to develop and maintain high-quality and successful Web sites could have a material adverse effect on the Company's business, results of operations and financial condition.

         10.  Internet  Commerce  Security  Risks.  A  significant   barrier  to
electronic commerce and communications is the secure transmission of confidential information over public networks. The Company will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer transaction data. If any such compromise of the Company's security were to occur, it could have a material adverse effect on the Company's business, results of operations and financial condition. A party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's operations. The Company may be required to expend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company or third party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, results of operations and financial condition.

         11. Risks Associated with Technological Change. The Internet and electronic markets are characterized by rapid technological change, changes in user and customer requirements, frequent new service or product introductions embodying new technologies and the emergence of new industry standards and practices that could render the Company's existing Web sites and technology obsolete. The Company's performance will depend, in part, on its ability to license leading technologies, enhance its existing services, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of Web sites entails significant technical and business risks. There can be no assurance that the Company will be successful in using new technologies effectively or adapting its Web sites to consumer, vendor, advertising or emerging industry standards. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, the Company's business, results of operations and financial condition would be materially adversely affected.

         12. Risk of System Failure; Single Site. The Company's success largely depends upon communications hardware and computer hardware made available by a third party in a facility located in Arizona. Like all computer systems, this system is vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite the security measures of the Company, its servers are also vulnerable to computer viruses, physical or electronic break-ins and similar disruptive problems, which could lead to interruptions, delays, loss of data or cessation in service to users of the Company's services and products. The Company does not presently have redundant systems or a formal disaster recovery plan. The Company's does not now and will not for the foreseeable future maintain business interruption insurance. Any system failure that causes interruption or an increase in response time of the Company's Web sites could result in less traffic to such sites and, if sustained or repeated, could reduce the attractiveness to consumers, vendors and advertisers of the products, services and advertising offered by the Company. In addition, a key element of the Company's strategy is to generate a high volume of visits to and activity with respect to the Company's Web sites. An increase in the volume of visits to the Company's Web sites could strain the capacity of the software or hardware deployed by the Company, which could lead to slower response time or system failures, and adversely affect sales of products, services and advertising and the number of impressions received by advertising and thus the Company's advertising revenues.

         13. Reliance on Merchandise Vendors. The Company expects that it will entirely depend upon vendors to supply it with merchandise for sale through its Web sites, and the availability of merchandise is unpredictable. The Company expects that it will have no long-term contracts or arrangements with its vendors that guarantee the availability of merchandise for its businesses. There can be no assurance that the Company's current and future vendors will continue to sell merchandise to the Company or otherwise provide merchandise for sale through the Company's Web sites or that the Company will be able to establish new vendor relationships that ensure merchandise will be available. The Company will also rely on many of its vendors and its joint venture partners to process and ship merchandise to customers. The Company will have limited control over the shipping procedures of its vendors and its joint venture partners, and shipments by these vendors and joint venture partners may be subject to delays. Although most merchandise sold by the Company is expected to carry a warranty supplied either by the manufacturer or the vendor and the Company will not be obligated to accept merchandise returns, the Company may be constrained to accept returns from customers for which the Company may not receive reimbursements from its vendors or manufacturers. If the Company is unable to develop and maintain satisfactory relationships with vendors on acceptable commercial terms, if the Company is unable to obtain sufficient quantities of merchandise, if the quality of service provided by such vendors falls below a satisfactory standard or if the Company's level of returns exceeds its expectations, the Company's business, results of operations and financial condition will be materially adversely affected.

         14. Reliance on Other Third Parties. In addition to its merchandise vendors, the Company's operations will depend on a number of third parties. The Company will have limited control over these third parties and will probably have no long-term relationships with any of them. The Company does not own a gateway onto the Internet, but instead now and presumably always will rely on an Internet service provider to connect the Company's Web sites to the Internet. The Company also will rely on a variety of technology that it will license from third parties. The loss of or inability of the Company to maintain or obtain upgrades to any of these technology licenses could result in delays, which would materially adversely affect the Company's business, results of operations and financial condition, until equivalent technology could be identified, licensed or developed and integrated. Furthermore, the Company will depend on hardware suppliers for prompt delivery, installation and service of servers and other equipment used to deliver the Company's products and services. If the Company is unable to maintain satisfactory relationships with such third parties on acceptable commercial terms, or the quality of products and services provided by such third parties falls below a satisfactory standard, the Company's business, results of operations and financial condition will be materially adversely affected. In addition, the Company will also depend upon Web browsers for access to the products, services and advertising offered by it.

         15. Protection of Intellectual Property. The development of the Company's brands depends to a significant degree on the protection of its trademarks and trade names. The Company has registered the "JVWeb", "Dad & me", and "familylifestyle" trademarks in the United States and claims common law trade name rights in these and other names. Nonetheless, there can be no assurance that the Company will be able to secure significant protection for these trademarks. Current and future competitors of the Company or others may adopt product or service names similar to the Company's trademarks, thereby impeding the Company's ability to build brand identity and possibly leading to customer confusion. The inability of the Company to protect its trademarks and trade names might have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the Company may in the future receive notices from third parties claiming infringement by aspects of the Company's businesses. While the Company is not currently subject to any such claim, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and require the Company to enter into royalty and licensing agreements, which could have a material adverse effect on the Company's business, results of operations and financial condition. In the future, the Company may also need to file lawsuits to enforce the Company's intellectual property rights, to protect the Company's trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on the Company's business, results of operations and financial condition.

         16. Regulatory Concerns. The Company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. Such legislation could dampen the growth in use of the Web generally and decrease the acceptance of the Web as a communications and commercial medium, and could thereby have a material adverse effect on the Company's business, results of operations and financial condition. In addition, several telecommunications carriers are seeking to have telecommunications over the Web regulated by the Federal Communications Commission (the "FCC") in the same manner as other telecommunications services. For example, America's Carriers Telecommunications Association has filed a petition with the FCC for this purpose. In addition, because the growing popularity and use of the Web has burdened the existing telecommunications infrastructure and many areas with high Web use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the FCC to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on Internet service providers and online service providers. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Web could increase substantially, potentially slowing the growth in use of the Web, which could in turn decrease the demand for the products, services and advertising offered by the Company. Any new legislation or regulation or the application of existing laws and regulations to the Internet could have a material adverse effect on the Company's business, operating results and financial condition. In addition, as the Company's products and services will be available and sold over the Internet in multiple states and foreign countries, and as the Company will sell to numerous consumers resident in such states and foreign countries, such a jurisdiction may claim that the Company is required to qualify to do business as a foreign entity in such jurisdiction. The Company is qualified to do business in only two states, and failure by the Company to qualify to do business as a foreign entity in a jurisdiction where it is required to do so could subject the Company to taxes and penalties for the failure to qualify. Any application of laws or regulations of a jurisdiction in which the Company is not currently qualified could have a material adverse effect on the Company's business, results of operations and financial condition.

         17. Other Potential Liability. Because materials may be downloaded from the Company's Web sites and may be subsequently distributed to others, there is a possibility that claims could be asserted against the Company on a variety of legal theories (including defamation, negligence and copyright and trademark infringement) depending on the nature and content of such materials. For example, the Company could be liable for libel for any defamatory information it provided about a person, for any losses incurred by a person in reliance on incorrect information negligently provided by the Company and for copyright and trademark infringement resulting from information provided by the Company. Moreover, the Company expects that it will enter into agreements with third parties whereby the Company may provide links to such third parties' Web sites. A claimant might successfully argue that by providing such links, the Company is liable for wrongful actions by such third parties through such Web sites, such as defamation, negligence and copyright and trademark infringement, as well as losses resulting from the products and services sold by the third party. Although the Company carries general liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability or legal defense expenses that are not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, operating results and financial condition.

         18. Indemnification of Officers and Directors for Securities Liabilities. The Bylaws of the Company provide that the Company shall indemnify any director, officer, agent and/or employee as to those liabilities and on those terms and conditions as are specified in the General Corporation Law of Delaware. Further, the Company may purchase and maintain insurance on behalf of any such persons whether or not the Company would have the power to indemnify such person against the liability insured against. The foregoing could result in substantial expenditures by the Company and prevent any recovery from such officers, directors, agents and employees for losses incurred by the Company as a result of their actions. Further, the Commission takes the position that indemnification is against the public policy as expressed in the Act, and is, therefore, unenforceable.

         19. Competition. The electronic commerce market, particularly on the Internet, is new, rapidly evolving and intensely competitive, and the Company expects competition to intensify in the future. Certain current competitors have established, and certain other current competitors (as well as future competitors) may in the future establish, cooperative relationships among themselves or directly with vendors to obtain exclusive or semi-exclusive sources of merchandise. Accordingly, new competitors or alliances among competitors and vendors may emerge and rapidly acquire market share. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise, any one of which could materially adversely affect the Company's business, results of operations and financial condition. Many of the Company's current and potential competitors have and will have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to secure merchandise from vendors on more favorable terms than the Company, and they may be able to respond more quickly to changes in customer preferences or to devote greater resources to the development, promotion and sale of their merchandise than the Company can.

         20. Management of Potential Growth. The Company expects to expand its operations rapidly and significantly. This rapid growth is expected to place a significant strain on the Company's management, operational and financial resources. In order to manage the expected growth of its operations, the Company will be required to expand existing operations (particularly with respect to customer service and merchandising); to improve on a timely basis existing and implement new operational, financial and inventory systems, procedures and controls, including improvement of its financial and other internal management systems; and to train, manage and expand its employee base. Further, the Company's management will be required to maintain relationships with various merchandise vendors, freight companies, warehouse operators, other Web sites and services, Internet service providers and other third parties and to maintain control over the strategic direction of the Company in a rapidly changing environment. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected.

         21. Integration of Potential Acquisitions. As part of its business strategy, the Company expects to acquire complementary companies, products, services or technologies. There can be no assurance that the Company will be able to identify additional suitable acquisition candidates or that the Company will be able to acquire such candidates on acceptable terms. In addition, the successful implementation of this strategy depends on the Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Company. Any such transactions would be accompanied by the risks commonly encountered in such transactions. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired companies; the potential disruption of the Company's ongoing business; the inability of management to maximize the financial and strategic position of the Company through the successful incorporation of acquired businesses and technologies; additional expenses associated with amortization of acquired intangible assets; the maintenance of uniform standards, controls, procedures and policies; the impairment of relationships with employees, customers, vendors and advertisers as a result of any integration of new management personnel; and the potential unknown liabilities associated with acquired businesses. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. Due to all of the foregoing, the Company's pursuit of an overall acquisition strategy or any future acquisition may have a material adverse effect on the Company's business, results of operations, financial condition and cash flows. Although the Company does not expect to use cash for acquisition consideration, to the extent the Company chooses to do so in the future, the Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. In addition, if the Company issues stock to complete any future acquisitions, existing stockholders will experience further ownership dilution.

         22. Reliance Upon Directors and Officers and Limited Management Resources. The Company substantially depends upon the efforts and skills of Greg
J. Micek, a director and the President of the Company. The loss of the services of Mr. Micek, or the inability of him to devote sufficient attention to the operations of the Company, would have a materially adverse effect on the Company's operations. The Company does not maintain key man life insurance on Mr. Micek. In addition, there can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform. The Company's success in attracting additional qualified personnel will depend on many factors, including its ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that the Company will be successful in attracting highly qualified individuals in key management positions.

         23. Lack of Relevant Experience by Management. The Company expects that its management will generally have little or no direct experience in the management or operation of the types of businesses represented by the products and services that the Company will offer by means of Web sites, either directly or through joint ventures. In the case of joint ventures, the Company expects that it joint venture partners will have a requisite level of experience, but there can be no assurance that the Company's management will be familiar with the joint venture's proposed business enough to ascertain this. Management's lack of experience may make the Company more vulnerable than others to certain risks, and it may also cause the Company to be more vulnerable to business risks associated with errors in judgement that could have been prevented by more experienced management. As a result, management's lack of previous experience could have a material adverse effect on the future operations and prospects of the Company.

         24. Control, Cumulative Voting, and Preemptive Rights. After completion of the Distribution, Greg Micek, a director and the President of the Company, will own approximately 92.54% of the outstanding shares of the Common Stock. Cumulative voting in the election of Directors is not provided for. Accordingly, the holder or holders of a majority of the shares of Common Stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors after completion of the Distribution. There are no preemptive rights in connection with the Common Stock. Thus, stockholders may be diluted in their percentage ownership of the Company in the event additional shares are issued by the Company in the future.

         25. Dependence of Warrant Holders on Maintenance of Current Registration Statement; Possible Loss of Value of Warrants. In order for warrant holders to exercise the Warrants there must be a current registration statement (or an exemption therefrom) in effect with the Commission and with the various state securities authorities in the states where warrant holders reside. The Company has undertaken to use its best efforts to keep (and intends to keep) the registration statement effective with respect to the Warrants for as long as the Warrants remain exercisable. However, maintenance of an effective registration statement will subject the Company to substantial continuing expenses for legal and accounting fees, and there can be no assurance that the Company will be able to maintain a current registration statement through the period during which the Warrants remain exercisable. The Warrants may not be exercisable and may be deprived of value by the Company's inability to maintain an effective registration statement (or an exemption therefrom) with respect to the underlying shares or by the non-qualification of the underlying shares in the jurisdiction of such holder's residence. See "DESCRIPTION OF CAPITAL STOCK -Warrants".

         26. Potential Adverse Effect of Redemption of Warrants. Each Warrant comprising a class of Warrants may be redeemed by the Company at a price of $.01 per Warrant after the Warrants comprising such class have traded above certain stipulated levels for certain stipulated periods of time. Redemption of the Warrants could force the warrant holders to exercise the Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Warrants at their then current market price when the holders might otherwise wish to hold the Warrants for possible appreciation. Any holders who do not exercise warrants prior to their expiration or redemption, as the case may be, will forfeit the right to purchase the shares of Common Stock underlying the Warrants. See "DESCRIPTION OF CAPITAL STOCK -- Warrants".

         27. Preferred Stock. The Company's Certificate of Incorporation authorized the issuance of up to 10,000,000 shares of Preferred Stock, par value $.01 per share, of which none were issued as of _______________________ _____,
1997. The authorized Preferred Stock constitutes what is commonly referred to as "blank check" preferred stock. This type of preferred stock allows the Board of Directors from time to time to divide the Preferred Stock into series, to designate each series, to fix and determine separately for each series any one or more relative rights and preferences and to issue shares of any series without further stockholder approval. One of the effects of the existence of authorized but unissued shares of preferred stock authorized in series may be to enable the Company's Board of Directors to render it more difficult, or to discourage an attempt, to gain control of the Company by means of a merger, tender offer at a control premium price, proxy contest or otherwise and protect the continuity of or entrench the Company's management, which concomitantly may have a potentially adverse effect on the market price of the Common Stock.

         28. Absence of Prior Trading Market. There has not been any established public market for the trading of the shares of Common Stock or any of the Warrants. Subject to the sponsorship of a market maker, shares of Common Stock and (once issued) the Class A Warrants will be traded in the over-the-counter market on the OTC Electronic Bulletin Board. The Company expects that the Class B Warrants and the Class C Warrants will be traded in the over-the-counter market on the OTC Electronic Bulletin Board at the time that they are issued. There can be no assurance as to the prices at which the shares of Common Stock and (once issued) any of the Warrants will trade. Until the shares of Common Stock and the Warrants comprising the Distribution are fully distributed, a large number of the Class B Warrants and Class C Warrants have been issued, and orderly markets develop and even thereafter, the prices of such securities may fluctuate significantly. Prices for shares of Common Stock and the Warrants will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the markets for shares of Common Stock and the Warrants, investor perception of the Company and the industry in which the Company participates and general economic and market conditions.
         29. Potential Future Sales Pursuant to Rule 144. Presently, 6.7 million shares of Common Stock are issued and outstanding, all of which are "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The 250,000 shares of Common Stock being registered in connection with the Distribution should become generally freely tradeable as a result thereof. As to the remaining 6.45 million restricted shares, Rule 144 (as amended effective April 29, 1997) provides in general that a person (or persons whose shares are aggregated) who has satisfied a one-year holding period, may sell within any three month period, an amount which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 (as amended effective April 29, 1997) also permits the sale of shares, under certain circumstances, without any quantity limitation, by persons who are not affiliates of the Company and who have beneficially owned the shares for a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future dilute an investor's percentage of freely tradeable shares and may have a depressive effect on the price of the Company's securities and such sales, if substantial, might also adversely effect the Company's ability to raise additional equity capital. See "DESCRIPTION OF CAPITAL STOCK - Shares Eligible for Future Sale."

         30. Risk of Potential to Dilution Future Share Issuances. The Company is registering an aggregate of 5,000,000 shares of Common Stock to be offered by the Company on a continuous or delayed basis in the future in connection with anticipated business combination transactions. The issuance of such shares and the consideration to be received therefor will be entirely within the discretion of the Company's Board of Directors. Although the Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to the Company's then existing stockholders in connection with any such issuance, future issuance of additional shares could cause immediate and substantial dilution to the net tangible book value of those shares of Common Stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of such issued and outstanding shares could have a material effect on the market value of the shares.

         31. Risks Relating to Low-Priced Stocks. If the trading price of the Common Stock or any of the Warrants were to start and remain below $5.00 per share, trading in the Common Stock and such Warrants would be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock or the Warrants affected, which could severely limit the market liquidity of the Common Stock and such Warrants.

         32. No Dividends. The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. To date, the Company has not paid any cash dividends. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. If the Company obtains additional financing, restrictions are likely to be placed on the Company's ability to declare any dividends. See "DIVIDEND POLICY" and "DESCRIPTION OF CAPITAL STOCK."

         33. No Specific Use of Proceeds. The Company has not designated any specific use for the proceeds realized from the exercise of the Warrants. The Company expects to use such proceeds for general corporate purposes, including working capital. Accordingly, management will have significant flexibility in applying such proceeds. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, results of operations and financial condition.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE SHARES COVERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. STOCKHOLDERS SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS.

                                    BUSINESS

INTRODUCTION

         JVWeb, Inc. (the "Company") was incorporated on October 28, 1997 under the laws of the State of Delaware. The Company was formed for purposes of pursuing electronic commerce opportunities.

         Electronic commerce opportunities are expected to arise in several different ways. First, the Company expects to offer products, services and advertising by means of sites on the World Wide Web (the "Web") of the Internet. The Company is currently developing a Web site to offer already identified products, and the Company expects to develop additional Web sites in the future to offer products and services yet to be identified and to provide content (also yet to be identified) and advertising in connection therewith. Although the
Company may offer products, services and advertising directly (such as in the case of the initial Web site now being developed), the Company believes that it is much more likely to offer products, services and advertising through joint ventures with established businesses. In the case of joint ventures, the Company expects to contribute technical expertise and (in certain instances) financial assistance in developing the joint ventures' Web sites, while the joint venture partners will be responsible for furnishing the joint ventures' products or services, the content for the joint ventures' Web sites, and the related business expertise. In addition, the Company expects to acquire other companies to be identified in the future. Acquisition candidates are expected to include emerging electronic commerce companies, traditional companies with good prospects for significant electronic commerce, and Internet service companies capable of enhancing the Company's Internet resources.

         The address of the Company is 5444 Westheimer, Suite 2080, Houston, Texas 77056, and its telephone number is 713/622-9287. The Company's Web site currently under construction is located at http://www.jvweb.com. Information contained in the Company's Web site shall not be deemed to be a part of this Prospectus. Unless the context indicates otherwise, the term "Company" shall include JVWeb, Inc., the joint ventures in which it becomes a venturer, and its future subsidiaries.

INDUSTRY BACKGROUND

         The Internet is an increasingly significant global medium for communications, content and online commerce. International Data Corporation ("IDC") estimates that the number of Web users grew to approximately 35 million by the end of 1996 and will grow to approximately 163 million by 2000. Growth in Internet usage has been fueled by a number of factors, including the large and growing installed base of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and increased awareness of the Internet among businesses and consumers.

         The increasing functionality, accessibility and overall usage of the Internet and online services have made them an attractive commercial medium. The Internet and other online services are evolving into a unique sales and marketing channel, just as retail stores, mail-order catalogs and television shopping have done. In theory, electronic retailers have virtually unlimited electronic shelf space and can offer customers a vast selection through efficient searches and retrieval interfaces. Moreover, electronic retailers can interact directly with customers by frequently adjusting their featured selections, editorial insights, shopping interfaces, pricing and visual presentations. Beyond the benefits of selection, purchasing is more convenient than shopping in a physical retail store because electronic shopping can be done 24 hours a day and does not require a trip to a store. Web sites can present advertising and marketing materials in new and compelling fashions, display products and services in electronic catalogs, offer products and services for sale electronically, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently. The minimal cost to develop and maintain a Web site, the ability to reach and serve a large and global group of customers electronically from a central location, and the potential for personalized low-cost customer interaction, provide additional economic benefits for electronic retailers. Unlike traditional retail channels, electronic retailers do not have the burdensome costs of managing and maintaining expensive retail real estate and a significant retail store infrastructure or the continuous printing and mailing costs of catalog marketing. Furthermore, electronic retailers are generally able to conduct their businesses with fewer employee than traditional retailers. Because of these advantages over traditional retailers, electronic retailers have the potential to build large, global customer bases quickly and to achieve superior economic returns over the long term. An increasingly broad base of products and services is successfully being sold electronically, including computers, travel services, brokerage services, automobiles, music and books. IDC estimates that the total value of goods and services purchased over the Web grew from $318 million in 1995, to an annualized run rate of $5.4 billion in December 1996, and will increase to $95 billion in 2000. If these estimates become a reality, the migration from traditional shopping to electronic shopping will effect dramatic changes in retailing as it has heretofore been conducted.

         In addition to the offering of products and services through electronic commerce, the Internet has created a new medium for disseminating content, such as the content historically delivered by newspapers, magazines and journals. Electronic dissemination of content offers numerous advantages over historical mediums of content dissemination. First, the content can be provided to consumers more quickly, as the delays required by printing and delivery are avoided. For example, a magazine that ordinarily is mailed for delivery on a particular day can be made available electronically as soon as the magazine is otherwise ready for print, at least one day before anticipated delivery. In addition, content can be updated on a real time basis so that only current (and no outdated) content appears. Moreover, the electronic content can be linked instantaneously to related content of interest. While newspapers, magazines and journals can offer only still-shot photography, electronic commerce can offer moving and even live pictures much akin to television. Equally (if not most) important, electronic content can be distributed at a much lower cost compared to historical mediums because electronic dissemination does not involve printing and delivery costs. The new medium of content dissemination provided by the Internet has in turn lead to new forms of advertising, especially banner advertisements that appear as Web sites are displayed. As the presence on the Web of suppliers of content and advertising increases, the new forms of advertising such as the banner advertisements should increase in prominence as well, thus creating additional revenue opportunities.

         Although businesses are pursuing electronic commerce rapidly and at increasing rates, the basic differences of electronic commerce from historical commerce require companies to take fundamentally new approaches. A number of Internet professional services firms have emerged to assist businesses with the development and implementation of their electronic commerce strategies. However, these firms tend to be small and focused on a particular aspect of electronic commerce, apparently lacking the necessary depth and integration of strategic, technical and creative skills to meet all the electronic commerce needs of a business. After analyzing the very fragmented Internet service industry, management has concluded that:

         1. Most traditional advertising and marketing agencies have neither a proven track record of success in the area of electronic commerce and lack the extensive technical skills (such as application development, and legacy system and database integration) required to solve increasingly complex electronic commerce problems.

         2. Most vendors of computer and technology products and services lack the creative and marketing skills required to build audiences and deliver unique and compelling content, and are further constrained by their need to recommend their proprietary brands.

         3. Internet access service providers, whose core strength is in providing Internet access and site hosting, typically lack both the necessary creative and application development skills.

Management believes that to provide fully competent Internet services, a service provider must possesses a full range and integration of strategic, technical and creative skills required for electronic commerce.

         Businesses seeking to realize the benefits provided by electronic commerce face a formidable series of challenges presented by the need to link business and marketing strategies, new and rapidly changing technologies and continuously updated content. The establishment and maintenance of a Web site to pursue electronic commerce requires significant technical expertise in a number of areas, such as electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production. Marketing expertise in a number of areas (including the development of audiences, greater search engine presence, and broader ranges of links to the site) is also required. Few businesses (especially small, emerging and mid-sized businesses) appear to have the time, money, and strategic, technical and creative skills to implement an electronic commerce strategy on their own. In addition, management believes that the novelty, complexity and rapid development of electronic commerce has left many businesses (especially small, emerging and mid-sized businesses) bewildered and reluctant to act, despite a strongly felt need to become involved in electronic commerce.

         Furthermore, the Company believes that most firms providing services to develop and implement electronic commerce strategies charge on a flat-fee or time and materials basis. Under these pricing approaches, the service firm profits from providing the services regardless of whether or not the client business profits from the services provided. Accordingly, the interests of the client and the service provider are not aligned because the client bears the entire loss of a failed electronic commerce strategy while the service provider bears none of this risk. Management believes that these pricing approaches engender a suspicion that the service provider may not be candidly assessing a client's electronic commerce potential, lest the service provider dissuade the prospective client and miss an opportunity for a fee. While a business contemplating an electronic commerce strategy may be concerned about missing a business opportunity that may be necessary to bolster or preserve the business' competitive posture, the business is equally concerned about avoiding a worthless investment in money, time and business readjustment. Management believes that flat-fee and time and materials pricing approaches further inhibit businesses' willingness to undertake electronic commerce strategies.

         Overall the Company believes that electronic commerce presents excellent business opportunities for the foreseeable future. Because of the relative novelty of electronic commerce, the Company believes that the market for electronic commerce is fairly wide-open, although market leadership has already been established in a number of respects. Nonetheless, plenty of opportunities still exist, especially with regard to small, emerging and mid-sized businesses. The Company believes that customer unfamiliarity and the fragmented state of the electronic commerce market creates an opportunity for a company with fully integrated strategic, technical and creative Internet skills that can assist businesses while sharing the risk imposed by electronic commerce strategies. Prior to the present, the number of consumers with Internet access was probably too small for small, emerging and mid-sized businesses (the Company's target prospects) to participate successfully in electronic commerce. The Company believes that the present represents an excellent time to enter into new markets created by electronic commerce at a time when entry is easier and market position can be better established than it may be if entry were attempted further into the future.

THE JVWEB SOLUTION

         The Company was founded to seek out and capitalize on business opportunities presented by electronic commerce. The Company believes that the anticipated migration from traditional shopping to electronic shopping, and the anticipated increase in the electronic dissemination of content, will present for the foreseeable future excellent business opportunities to sell products and services that are now either not available at all or are available only to a limited extent in electronic commerce, and to offer new forms of advertising made available by the Internet. While the Company may pursue some of these opportunities on its own, the Company expects that it will pursue most of these opportunities with joint venture partners who have established businesses, products and services. The Company intends to offer to prospective joint venture partners technical Internet expertise (and in certain instances financial assistance) for an ownership interest in the resulting electronic business, in lieu of an up-front payment of cash. The Company believes that, because of the strongly perceived need to be engaged in electronic commerce and the hesitancy of many established businesses to pursue electronic commerce on their own (due to their unfamiliarity with electronic commerce and the unique way of approaching it and the concern about bearing a substantial loss from a failed electronic commerce strategy), the Company should have for the foreseeable future an ample array of joint venture prospects. The Company also intends to develop a full, integrated ensemble of strategic, technical and creative skills required for electronic commerce. Currently, the Company relies on third party vendors to provide these skills. However, the Company intends actively to seek acquisitions to give these skills to the Company internally.

         Key components of the Company's solution to the question of capitalizing on the anticipated growth in electronic commerce, the migration of traditional shopping to electronic shopping, and the increase in the electronic dissemination of content, include:

         Identification and Selection of Electronic Commerce Opportunities. Although the number of businesses engaging in electronic commerce by means of Web sites is growing rapidly, the number of businesses that have not yet engaged, and the number of products and services that have not been offered and content not made available, in electronic commerce remain very large. The Company intends to maintain an active program of locating electronic commerce opportunities, and to select only those opportunities that present the greatest likelihood of success.

         Joint Ventures. Although the Company expects to undertake some electronic commerce opportunities alone, the Company believes that it will undertake most electronic commerce opportunities through joint ventures with established, profitable businesses whose products, services or content (in most cases) are not currently being offered electronically. The Company would furnish expertise in electronic commerce (and in certain instances financial assistance) for an equity interest in the resulting electronic business, in lieu of an up-front payment of cash. Because of the Company's willingness to enter into such an arrangement, the Company expects to be an attractive joint venture partner for many established business seeking to become engaged in electronic commerce. This willingness will allow selected businesses to enter into electronic commerce with minimal financial investment and risk, while providing the Company with a substantial potential return for its services and financial contributions. The Company's limited experience thus far indicates that for the foreseeable future the Company will have an ample array of joint venture prospects.

         Electronic Store Economics. By pursuing electronic opportunities as the Company expects, the Company will in effect become an electronic retailer. Electronic retailers enjoy meaningful structural economic advantages relative to traditional retailers. They enjoy significantly improved inventory turnover, avoid investment in expensive retail real estate and realize reduce personnel requirements. Further, electronic retailers serve a global market through centralized operations, allowing their investments in Web sites, content, marketing and technology to be leveraged over a relatively large sales base. Beyond the benefits of selection, purchasing products and services from an electronic retailer is more convenient than shopping in a physical retail store because the electronic retailer is open 24 hours a day and shopping does not require a trip to a store. Products can be shipped directly to the customer's home or office. The Company believes that customers may buy more products and services because they have more hours to shop and can act immediately on a purchase impulse. Because an electronic retailer has a global reach, it can deliver an extremely broad selection to customers in rural, international or other locations that cannot support traditional retailers offering comparable products and services. Web sites may include not only the content and applications dealing directly with products and services and their purchase, but also stimulating content to inform and entertain customers while shopping, thus encouraging the shopper to return for more visits and to make more purchases. Over time, the Company can accumulate substantial preference and behavioral information that will allow it to customize targeted sales efforts and to provide value-added services to its customers.

         Content Opportunities. The Company also expects to pursue opportunities created by the relatively new ability to disseminate content electronically. Many businesses that disseminate content (such as newspapers, magazines and journals) continue to use historical delivery methods, primarily print. Electronic dissemination of content offers numerous advantages over historical methods of content dissemination, such as quicker delivery, more up-to-date content, more flexible presentation using such techniques as live video, audio and links to related content, and much lower costs of production. Electronic content dissemination has lead to new forms of advertising, such as banner advertisements. In addition, providing content electronically on a limited, sample basis is expected to increase sales of the underlying hardcopy content. The Company intends to seek joint ventures with existing content providers to provide their content electronically to increase subscription and advertising revenues.

         Acquisitions. The Company intends actively to seek acquisitions to develop a full, integrated ensemble of strategic, technical and creative skills required for electronic commerce. Currently, the Company relies on third party vendors to provide these skills. However, the Company foresees great benefits by being able to provide these skills internally. While a small number of companies providing integrated Internet skills are already well-established and growing, management believes that the market for integrated Internet services is currently underserved.

STRATEGY

         The Company's objective is to take advantages of electronic commerce opportunities. The Company plans to attain this goal through the following key strategies:

         Electronic Commerce Opportunities. The Company intends to seek attractive electronic commerce opportunities for it to undertake on its own or through joint ventures with established businesses. The Company intends to maintain a program of actively seeking electronic commerce opportunities and selecting only those opportunities that present the greatest likelihood for success. The Company's success will depend on its ability to identify and successful pursue electronic commerce opportunities as they arise.

         Create Customer Loyalty by Delivering a Compelling Value Proposition. In connection with the Company's commerce-driven opportunities, the Company's goal is to deliver to the Company's customers the benefits of electronic commerce and by maintaining relentless customer focus. The Company will strive to offer its customers compelling value through innovative use of technology, broad selection, high-quality content, a high level of customer service, competitive pricing and personalized services. In addition, the Company will seek to offer its customers a high-quality shopping experience through informative and entertaining content, as well as simple and efficient navigation capabilities.

         Build Strong Brand Recognition. The Company's strategy is to develop, promote, advertise and increase the brand equity and visibility of its products, services and advertising through excellent service and a variety of marketing and promotional techniques, including advertising on other Web sites and other media, conducting an ongoing public relations campaign and developing business alliances and partnerships.

         Create a Superior Economic Model. Because the Company will not be burdened by the costs or legacy of physical store networks, related personnel, and printing and delivering of content, the Company believes it will have an inherent economic advantage relative to traditional retailers and providers of content. The Company's goal is to capitalize on this advantage by aggressively driving revenue growth to achieve economies of scale and by incorporating technological advances throughout its Web sites.

         Maintain Technology Focus and Expertise. A state-of-the-art interactive commerce platform is necessary to enhance the Company's service offering, leverage the unique characteristics of retailing and electronic content delivery, and enable a superior economic model. The Company will be committed to developing, acquiring and implementing technology-driven enhancements to its Web sites and transaction-processing systems. Among other technology objectives, the Company intends to provide increasingly valuable personalized service programs, make user interfaces as intuitive, engaging and fast as possible and continuously improve the efficiency of its fulfillment activities.

         Pursue Incremental Revenue Opportunities. The Company intends to leverage its brands, electronic commerce experience, operating infrastructures and customer bases to broaden its presence and develop additional revenue opportunities. In addition, the Company will consider developing incremental revenue opportunities through affiliated or related Web sites, related product areas, geographic expansion or acquisition of complementary businesses, products or technologies. Finally, the Company's customer demographic and substantial site traffic create a meaningful opportunity for advertising sales, the sale of demographic information and the sale of links to other sites to be featured on the Company's sites.

         Strengthen Electronic Commerce Abilities. The Company intends to continue to build a critical mass of strategic, technical and creative talent primarily through acquisitions in order to strengthen its electronic commerce abilities. The Company intends to continue efforts to identify, review and integrate the latest electronic commerce technologies and accumulating and deploying the best demonstrated practices for developing and implementing electronic commerce strategies.

         Develop Additional Strategic Relationships. The Company has developed a number of strategic relationships with advertisement agencies, web developers, site content managers, site hosts and other persons whose services are necessary to develop and implement an electronic commerce strategy. While the Company intends to develop the ability to render these services internally, the Company also intends to continue developing strategic relationships so that the Company can have adequate access to such services for the foreseeable future. The Company expects that it may ultimately acquire some of the firms with which it establishes strategic relationships.

         Attract and Retain Exceptional Employees. The Company believes that versatile and experienced employees provide significant advantages in the rapidly evolving market in which it will compete. The Company is committed to building a talented employee base and to attracting an experienced management team.


OPPORTUNITY SELECTION

         Management believes that opportunities in electronic commerce are either commerce-driven or content-driven. Commerce-driven opportunities involve the sale of products and services through electronic mediums, such as electronic stores. Content-driven opportunities involve the provision of content (such as that historically provided by newspapers, magazines and journals) through electronic mediums, the attraction of consumers to such content, and the offering of advertising (and even products and services) in connection with the provision of such content. The Company expects to pursue both commerce-driven or content-driven opportunities.

         Currently the Company learns of all its electronic commerce opportunities through word-of-mouth referrals. For the present, the Company has been able to learn of a sufficient number of electronic commerce opportunities by this means. However, in the future as the Company grows, the Company intends to advertise for joint venture prospects primarily through the Internet, once regulatory constraints have been complied with. Moreover, the Company may engage investment bankers, brokers and other intermediaries to locate these prospects as well.

         Once a joint venture prospect is presented, a thorough study will be undertaken of the prospect's strategic market position, business requirements and existing systems and capabilities, to determine the likelihood that the prospect's business will succeed in electronic commerce. After the study, the Company's site management team (composed of the site administrator, web marketing consultant, financial controller and project manager) accepts or rejects the prospect. This decision is based on a number of factors, such as the prospect's historical or prospective ability to fulfill orders, the lack of a clearly perceived electronic commerce strategy, the lack of perceived electronic market interest and the need for an initial budget too high to warrant the related risk. Currently, the Company intends to charge a $2,500 application fee to defer the costs of screening a prospect. If the Company decides not to pursue a joint venture with the prospect, the Company will develop a basic Web site for the prospect in consideration of the application fee.

         If a prospect is accepted, the Company enters into negotiations with the prospect to formalize an on-going joint venture relationship. The Company expects that the joint ventures it forms will assume the form of corporations or limited liability companies organized in Delaware (a favorable state for corporations), Texas (the state in which the Company is headquartered), or another favorable jurisdiction. The Company expects that it will own between 20% to 80% of the outstanding equity interests in each joint venture depending on the relative contributions of the venturers. The documentation governing the joint venture will delineate the respective responsibilities of the Company and its joint venture partner. In the case of the Company, these responsibilities are expected to include the contribution of necessary strategic, technical and creative skills and (in certain instances) financial assistance in developing the joint venture's Web site. (For the present, the Company will act as the coordinating consultant and will utilize third party vendors in providing the foregoing skills; however, the Company intends to acquire these skills internally, primarily through acquisitions.) The joint venture partner's responsibilities will include the furnishing of the joint ventures' products or services, the content for the joint ventures' Web sites, and the related business expertise. The Company expects that it and its joint venture partner will have management authority with respect to the respective areas for which they have responsibility. The capital contributions of the venturers should be fairly minimal, and will be worked out on a case-by-case basis. The Company expects that as the joint ventures with commerce-driven Web sites receive revenues, such revenues will be first used to reimburse the joint venture partner for the costs of providing the joint venture's product or services, then such revenues will be used to pay other joint venture expenses, and then the remainder will be distributed to the venturers in accordance with their percentage ownership. A similar scheme will be used for joint ventures with content-driven Web sites, except that the joint ventures' revenues are expected to result from additional advertising and additional subscription to the underlying hardcopy publication resulting from the Web sites. The Company expects that the documentation governing the joint venture will include a buy-sell arrangement whereby either the Company or its joint venture partner may terminate its relationship with the other by setting the price and terms of the purchase of one of the venturer's interest and allowing the other venturer to elect to sell to or buy out the venturer setting the price and terms for such price and upon such terms. The Company also expects that the terms of the joint ventures will be renewable on an annual basis and the documentation governing the joint venture will provide for the sale of the joint venture's business upon dissolution either to a third party, or to the Company or its joint venture partner at an appraised price.

WEB SITES

         The proper development and implementation of a Web site for a business involves a number of steps. First, a thorough study is undertaken to determine the likelihood that the business will succeed in electronic commerce. Once the study determines that the business is likely to succeed in electronic commerce, a strategy for developing a Web site is developed by a team composed of the business principals, advertising agency, web developer and content site manager. A domain name is agreed upon and obtained. The Web site is then "story boarded" or laid out conceptually and graphically. A web developer develops the structure of the Web site, including electronic commerce systems; host integration;
implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. A compelling user interface is created to attract and hold the attention of the target audience while conforming to brand images and marketing campaigns. A relationship with a third-party vendor is established to provide secure, state-of-the-art, high-availability Web site hosting and integrated services for e-mail and secure electronic commerce. Once operational, a Web site requires ongoing support services for content maintenance, site administration, technical problems, assistance with the hosting environment, and software support. As the Web site nears completion, electronic marketing objectives are developed to establish and increase Web site traffic, strengthen brand awareness and generate sales leads. Electronic media planning and purchasing, and electronic public relations is undertaken. This is followed by efforts to optimize the Web site's search engine presence, increase site access through hyperlink recruitment and disseminate key messages to Internet newsgroups, mailing lists and forums. Typically a Web site starts as a basic site costing several thousand dollars. It can then become increasingly more complex through the addition of more Web pages, links and commercial capability. Ultimately, an extremely complex Web site can cost several million dollars.

ELECTRONIC RETAIL STORES

         Many, if not most, of the Company's commerce-driven Web sites are expected to assume the form of an electronic retail store. Customers enter an electronic retail store through a Web site and, in addition to ordering products and services, can conduct targeted searches, browse from among highlighted selections, read content provided, register for personalized services, participate in promotions and check order status.

         Browsing. As a customer proceeds through the store, he or she encounters graphic images of featured products and services. Clicking with the mouse on any of these images pulls up more information about the featured product and service, as well as a button which, if clicked on, adds the product or service to the customer's order. The Company's electronic stores are expected to offer visitors a variety of highlighted subject areas and special features. To enhance the shopping experience and increase sales, the Company are expected to feature various products and services on a rotating basis throughout the store. These images of featured products and services appear one or two at a time, in addition to whatever material the customer specifically requested.

         Ordering. To purchase a product or service, customers simply click on a button to add the product or service to their virtual shopping baskets. Customers can add and subtract products and services from their shopping baskets as they browse, prior to making a final purchase decision, just as in a physical store. To execute orders, customers click on the buy button and are prompted to supply shipping and credit card details, either by e-mail, fax or telephone. This information will be stored on a secure server and need not be provided again by repeat customers. The personal password allows repeat customers to automatically access their previously provided shipping and credit card information. The Company's system will automatically confirm each order by e-mail to the customer shortly after the order is placed and advises customers by e-mail shortly after orders are shipped.

         Availability and Fulfillment. The Company does not expect to carry very much inventory but will rely almost exclusively on its joint venture partners and third party vendors for fulfillment of orders. Orders will be received by the Company's site administrator, who will then notify and direct the related joint venture partner or third party vendor to fulfill the order. Most of the Company's products are expected to be available for immediate shipment, while others are available for shipment within 48 to 72 hours. Customers will be permitted to select from a variety of delivery options, including overnight and various international shipping options, as well as gift-wrapping services. The Company will use e-mail to notify customers of order status under various conditions. The Company will seek to provide rapid and reliable fulfillment of customer orders.

         Content. The Company's electronic retail stores are expected to offer numerous forms of content to entertain and engage shoppers, enhance the customer's shopping experience and encourage purchases. These forms will include articles by experts on subjects in which visitors to the Company's Web sites are expected to be interested, chat rooms in which visitors can communicate with each other and with selected persons in whom visitors are expected to be interested, and contests in which visitors have a chance to win a prize.

         Electronic Community. By creating an electronic community, the Company hopes to provide customers with an inviting and familiar experience that will encourage them to return frequently to the Company's Web sites and to interact with other users, and that will promote loyalty and repeat purchase. In addition to the content of the Web sites, the Company intends to establish chat rooms in which visitors to the Web sites, who presumably will have something in common with each other, can communicate with each other in real time. Experts and authors of the content featured on the Company's Web sites are expected to participate in these chat rooms, thus giving visitors the opportunity to engage in a dialogue and acquire information in which they are interested.

         Customer Service and Personalized Services. The Company believes that its ability to establish and maintain long-term relationships with its customers and encourage repeat visits and purchases depends, in part, on the strength of its customer support and service operations and staff. Furthermore, the Company values frequent communication with and feedback from its customers in order to continually improve its electronic stores and its services. The Company will offer e-mail addresses to enable customers to request information and to encourage feedback and suggestions. The Company will maintain a team of customer support and service personnel for handling general customer inquiries, answering customer questions about the ordering process, and investigating the status of orders, shipments and payments. The Company will also offer a toll-free line for customers who are reluctant to enter their credit card numbers through the Web site. The Company will automate certain of the tools used by its customer support and service staff, and the Company intends to pursue actively on-going enhancements to and automation of its customer support and service systems and operations. The Company currently expects to notify its customers electronically by e-mail as orders are received and shipped. The Company also expects to notify its customers by e-mail of products, services and other matters in which they may be interested. The Company also expects to notify its customers electronically by e-mail on a regular basis as to promotions the Company is then running.

         Collaborative Filtering. The Company intends to add a collaborative filtering service to its personalized service offerings in the future. The collaborative filtering service will function as an expert reviewer that develops a relationship with customers, helping them to find products and services they may like based on their preferences.

SOLE CURRENT PROJECT

         Although the Company has several Web sites under consideration, the Company's only Web site currently under development is www.dadandme.com. This wholly-owned Web site of the Company is dedicated to fortifying and enhancing fatherhood and offering products sold under the "Dad & me" logo. The concept originated from a series of children books written by Greg J. Micek, a director and the President of the Company. This Web site will feature content and products addressed specifically to fathering issues. Initial products will number approximately 20 and are expected to include T-shirt, sweatshirts, polo shirts, pen and pencil sets, books, mugs and picture frames. This Web site has been story boarded, its domain name obtained, a logo has been selected, and the initial content has been written. Remaining work includes the building of the electronic store and the taking of pictures of the initial products to be sold. The www.dadandme.com Web site will feature articles on parenting and a chat room in which visitors can communicate with each other and with an authority on children. This Web site is expected to be operational in early January 1998. The Company intends to use www.dadandme.com as a test site for future Web sites to be developed by the Company. Several other Web sites currently under consideration are expected to commence full-scale development after www.dadandme.com has been operational for several months. The Company expects that www.dadandme.com will eventually be link with another Web site, www.familylifestyle.com, a Web site expected (through links) to serve as a hub for a series of commercial sites dedicated to family issues and products.

ACQUISITIONS

         The Company intends to pursue an active acquisition program in an effort to foster the Company's growth over and above the growth that can be achieved internally. The Company believes that there are a number of potential acquisition candidates that satisfy its acquisition objectives. The Company is currently discussing on a non-binding basis the acquisitions of several companies. There is no assurance that any acquisitions will result from these discussions. Acquisition candidates are expected to include emerging electronic commerce companies, traditional companies with good prospects for significant electronic commerce, and Internet service companies capable of enhancing the Company's Internet resources. Some of these may include the Company's joint venture partners and third party vendors.

         Management will be dedicated to identifying potential acquisition candidates. The Company may in the future retain the services of investment bankers, brokers and other intermediaries to assist in identifying potential acquisition candidates. Management will also engage in negotiations and due diligence activities with each acquisition candidate to explore whether it meets the Company's operating strategy, and will work to complete the acquisition of suitable candidates. The Company will stress to each acquisition candidate the advantages of merging with the Company, including the benefits of being part of an organization committed to growth. Following the closing of each acquisition, the Company intends to move rapidly to integrate the acquired company into the Company's operations.

         The Company has not developed, nor does it currently intend to develop, a valuation model and a standardized transaction structure it will use on a consistent basis for its anticipated acquisitions. Instead, the Company anticipates considering each acquisition on a case-by-case basis. However, the Company expects that the purchase price for acquisition candidate will be based on quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and the Company's qualitative evaluation of the candidate's management team, operational compatibility and customer base. Nonetheless, the Company expects to acquire suitable candidates through mergers in exchange for shares of Common Stock, and 5,000,000 shares of Common Stock are being registered in this connection and for this purpose.

         The acquisitions are expected to be accounted for using the pooling-of-interests method of accounting. However, some acquisitions may be accounted for using the purchase method of accounting. Under this method of accounting, for each acquisition, a portion of the purchase price would be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. This portion would include both (i) amounts allocated to in-process technology and immediately charged to operations and (ii) amounts allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months. The portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed would be allocated to goodwill and amortized on a straight-line basis over the estimated period of benefit, which ranges from one to two years. The results of operations of the acquired entity would be consolidated with those of the Company as of the date the Company acquires effective control of the acquired entity, which generally would occur prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration. In addition, the Company may grant stock options to employees of an acquired company to provide them with an incentive to contribute to the success of the Company's overall organization. As a result of both the purchase accounting adjustments and charges for the stock options just described, the Company may incur significant non-cash expenses related to its acquisitions.

         The successful implementation of the Company's acquisition strategy depends on the Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Company. There can be no assurance that the Company will be able to do so. Moreover, in pursuing acquisitions the Company may compete with companies with similar acquisition strategies. Most of these competitors will be larger and have greater financial and other resources than the Company. Competition for these acquisition targets could also result in increased prices for acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Company as a whole, and any acquired company could significantly fail to meet the Company's expectations. Due to all of the foregoing, the Company's pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on the Company's business, results of operations, financial condition and cash flows. If the Company issues Common Stock to complete future acquisitions as it expects to, there will be ownership dilution to existing stockholders. In addition, to the extent the Company chooses to pay cash consideration in such acquisitions, the Company may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all.

INTELLECTUAL PROPERTY

         The Company regards its service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to its success, and relies on trademark law, trade secret protection and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. The Company pursues the registration of its trademarks and service marks in the U.S. and internationally, and has applied for the registration of certain of its trademarks and service marks. Effective trademark, service mark, and trade secret protection may not be available in every country in which the Company's products and services are made available electronically. The Company may license to third parties in the future certain of its proprietary rights, such as trademarks. While the Company will attempt to ensure that the quality of its brands are maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of the Company's proprietary rights or reputation, which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against the Company. The Company may be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by the Company and its licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

MARKET AND MARKETING

         The Company's objective is to take advantages of electronic commerce opportunities. The Company's marketing will be focused on developing a flow of potential electronic commerce opportunities for the Company's consideration, and developing sales of the products, services and advertising offered through the electronic commerce opportunities selected by the Company.

         Currently, the Company learns of all of its potential electronic commerce opportunities through word-of-mouth referrals. In the future, the Company intends to advertise for electronic commerce opportunities on the Internet once regulatory constraints have been complied with, and the Company may engage intermediaries and brokers to locate these prospects as well. One way or the other, the Company intends to maintain an active program of locating electronic commerce opportunities.

         With respect to the Company's products and services offered through Web sites, the Company's marketing strategies will be designed to strengthen its brand names, increase customer traffic to its Web sites, build strong customer loyalty, maximize repeat purchases and develop incremental revenue opportunities. The Company intends to build customer loyalty by creatively applying technology to deliver personalized programs and service, as well as creative and flexible merchandising. The Company will be able to provide increasingly targeted and customized services by using the extensive customer preference and behavioral data obtained as a result of its experience. The Internet allows rapid and effective experimentation and analysis, instant user feedback and efficient "redecorating of the store for each and every customer," all of which the Company intends to incorporate in its merchandising. In contrast to traditional direct-marketing efforts, the Company's personalized notification services will send customers highly customized notices at customers' request. By offering customers a compelling and personalized value proposition, the Company will seek to increase the number of visitors that make a purchase, to encourage repeat visits and purchases and to extend customer retention. Loyal, satisfied customers also generate word-of-mouth advertising and awareness, and are able to reach thousands of other customers and potential customers because of the reach of electronic commerce

         The Company will employ a variety of media, program and product development, business development and promotional activities to achieve these goals. The Company intends to place advertisements on various Web sites. These advertisements usually take the form of banners that encourage readers to click through directly to the Company's Web sites. The Company also intends to enter into co-marketing agreement pursuant to which links to the Company's Web sites will be featured on other, non-Company Web sites. The Company also intends to engage in a coordinated program of print advertising in specialized and general circulation newspapers and magazines. In the future it may begin advertising in other media. This activity will be undertaken with the hope of the Company being featured in a wide variety of television shows, articles and radio programs and widely-read portions of the Internet, such as portions included on Netscape and Yahoo!

TECHNOLOGY

         The Company has implemented a broad array of site management, customer interaction, transaction-processing and fulfillment services and systems using commercially available, licensed technologies. The Company's current strategy is to license commercially available technology whenever possible rather than seek internally developed solutions.

         The Company will use a set of applications for accepting and validating customer orders, organizing, placing and managing orders with vendors, receiving product and assigning it to customer orders, and managing shipment of products and services to customers based on various ordering criteria. These applications will also manage the process of accepting, authorizing and charging customer credit cards. In addition, the Company's systems will allow it to maintain ongoing automated e-mail communications with customers throughout the ordering process at a negligible incremental cost. These systems will automate many routine communications entirely, facilitate management of customer e-mail inquiries and allow customers to (on a self-service basis) check order status, change their e-mail address or password, and check subscriptions to personal notification services.

         A group of systems administrators and network managers will monitor and operate the Company's Web sites, network operations and transaction-processing systems. The continued uninterrupted operation of the Company's Web sites and transaction-processing systems is essential to its businesses, and the site operations staff is expected to ensure, to the greatest extent possible, the reliability of the Company's Web sites and transaction-processing systems.

COMPETITION

         The electronic commerce market is new, rapidly evolving and intensely competitive, the Company expects such competition to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new Web sites at a relatively low cost. The Company expects that it will encounter fierce competition with regard to any product or service that it offers in the future. Competitive pressures created by any current or future competitors could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company believes that the principal competitive factors in its markets will be brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of editorial and other site content and reliability and speed of fulfillment. The Company expects that most of its current and potential competitors will have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. In addition, electronic retailers may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and electronic commerce increases. Certain of the Company's competitors may be able to secure merchandise from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to their Web sites and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that the Company will be able to compete successfully against current and future competitors, and competitive pressures faced by the Company may have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company. In addition, companies that control access to transactions through network access or Web browsers could promote the Company's competitors or charge the Company a substantial fee for inclusion.

EMPLOYEES

     The Company currently has two employees. Neither of these employees are covered by a collective bargaining agreement and relations with them were considered to be good. The Company expects that it may have as many as five employees within the next year, excluding employees of acquired businesses. Although the competition for employees is fairly intense, the Company does not now foresee problems in hiring additional qualified employees to meet its labor needs.

FACILITIES

         The Company currently leases a small amount of office space for its corporate offices on a month-to-month basis. The Company also owns the intellectual property rights in its domain names and Web sites. The Company does not own any significant tangible property.

LEGAL PROCEEDINGS

         Since the date of its organization through the date of this Prospectus, the Company has not been involved in any legal proceedings. There can be no assurance, however, that the Company will not in the future be involved in litigation incidental to the conduct of its business.

                                   MANAGEMENT

Directors and Executive Officers.

     The directors and executive officers of the Company are as follows:

                  Name                               Age               Positions

                  Greg J. Micek             43                Director, President

                  Lewis E. Ball             66                Director

                  Dudley R. Anderson        51                Treasurer & Secretary

         Greg J. Micek has served as a Director and President of the Company since inception. Since 1983, Mr. Micek has been a principal of The Micek Group, a business consulting firm. In this connection, from June 1996 to June 1997 he served as President and Chief Executive Officer of HyperDynamics Corporation (formerly RAM-Z Enterprises, Inc.), a publicly traded company focusing on technology acquisitions. In addition, from 1992 to 1994 Mr. Micek served as the Project Manager for the City of Austin's Small Contractor Support Network, and from 1991 to 1992, he served as a business reorganization consultant for Parker Brothers, Inc. Mr. Micek received a Bachelor of Arts and a Doctorate of Jurisprudence from Creighton University.

         Lewis E. Ball has served as a director of the Company since November 15, 1997. He has been a financial consultant to a number of companies since 1993. From June 1996 to January 1997, Mr. Ball served as the Chief Financial Officer of HyperDynamics Corporation (formerly RAM-Z Enterprises, Inc.). Mr. Ball has many years of industry experience as a Chief Financial Officer and Director of several major public companies, including Stewart & Stevenson Services, Inc. and Richmond Tank Car Company (from 1983 to 1993). He is a Certified Public Accountant and a Certified Management Accountant. Mr. Ball earned a Bachelor of Business Administration in Finance from the University of Texas at Austin, followed by post-graduate studies in accounting at the University of Houston.

         Dudley R. Anderson has served as the Treasurer and Secretary of the Company since December 17, 1997. Since 1996, he has been a principal of Draco, Ltd., a company providing strategic merger and acquisition services to public and private companies in the energy, telecommunications and Internet industries. From 1994 to 1996, Mr. Anderson was General Manager of Dunn International Inc. From 1991 to 1994, he served as Executive Vice President of Serv-Tech, Inc. Mr. Anderson received a Bachelor of Arts and a Master of Business Administration from the University of Connecticut.




                 EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

         The Company does not expect to pay any executive officer in the current fiscal year total annual salary and bonus exceeding $100,000.

         The Company has entered into an employment agreement (the "Employment Agreement") with Greg J. Micek, a Director and the President of the Company. The Employment Agreement has a term of three years and will expire in accordance with its terms in November 2000. Mr. Micek is also entitled to participate in any and all employee benefit plans hereafter established for the employees of the Company. The Employment Agreement contains a covenant not to compete barring Mr. Micek from engaging in the electronic commerce business anywhere in the world for one year after the termination of the Employment Agreement by the Company with cause or by Mr. Micek without cause. In addition to the Employment Agreement, the Company has entered into a stock option agreement (the "Micek Option Agreement") with Mr. Micek. The option agreement grants to Mr. Micek options to purchase 500,000 shares of Common Stock at a per-share purchase price of $5.00, 500,000 shares at a per-share purchase price of $7.50, and 1,500,000 shares at a per-share purchase price of $10.00. The options have a term of five years. In addition to the preceding, in connection with the organization of the Company, the Company issued to Mr. Micek 6.2 million shares of Common Stock in consideration of payment of $62,000.

         The Company has entered into a stock option agreement (the "Anderson Option Agreement") with Dudley R. Anderson, the Treasurer and Secretary of the Company. The Anderson Option Agreement provides that, for providing consulting services to the Company, the Company shall issue to Mr. Anderson options to purchase shares of Common Stock at a purchase price of $.10 per share on any day on which Mr. Anderson provides consulting services to the Company. The number of shares with respect to which Mr. Anderson will be issued options will depend on the number of hours of consulting services that he provides on any particular day. Mr. Anderson will be issued an option to purchase 250 shares (on any day on which he consults for up to four hours), 500 shares (on any day on which he consults for more than four hours and up to eight hours), 750 shares (on any day on which he consults for more than eight hours and up to ten hours), and 1,000 (on any day on which he consults for more than ten hours). Each option issued under the Anderson Option Agreement will have a term of five years after the date it is issued. As of December 22, 1997, Mr. Anderson had been issued under the Anderson Option Agreement options to purchase 13,000 shares of Common Stock. Neither the Anderson Option Agreement nor any other agreement between the Company and Mr. Anderson imposes a covenant not to compete upon Mr. Anderson.

         As a finder's fee for making the introductions leading to the investment of LS Capital in the Company and for a payment of $.01 per share, the Company issued to Lewis E. Ball, a director of the Company, 100,000 shares of Common Stock.

         The authorized number of directors of the Company is presently fixed at two. Each director serves for a term of one year that expires at the following annual stockholders' meeting. Each officer serves at the pleasure of the Board of Directors and until a successor has been qualified and appointed. Currently, directors of the Company receive no remuneration for their services as such, but the Company will reimburse the directors for any expenses incurred in attending any directors meeting. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of _________________ _____, 1998 information regarding the beneficial ownership of Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) by each director; and (iii) by all directors and officers as a group.

                                            Beneficial Ownership                 Beneficial Ownership
Name and Address of                         Prior to Distribution(1)             After Distribution(1)
Beneficial Owner                            Number           Percent            Number           Percent
-----------------                   ---------------------------------          ------------------------
Greg J. Micek                               6,200,000         92.54%          6,200,000           92.54%
5444 Westheimer, Suite 2080
Houston, Texas 77056

LS Capital Corporation                        500,000          7.46%            250,000            3.73%
15915 Katy Freeway, Suite 250
Houston, Texas 77094

All directors and officers
as a group (one person)                     6,200,000         92.54%          6,200,000           92.54%

(1) Includes shares Stock beneficially owned pursuant to options and warrants exercisable within 60 days after the date of this Prospectus.

                                THE DISTRIBUTION

Reasons for the Distribution.

         LS Capital's primary business is the mineral exploration and extraction industry. However, the Board of Directors of LS Capital believes that electronic commerce may present an excellent investment and diversification opportunity for LS Capital and its stockholders. Accordingly, LS Capital has acquired 500,000 shares of Common Stock and 1,000,000 Class A Warrants.

         The Boards of Directors of the Company and LS Capital recognize that publicly traded companies have certain advantages in comparision to privately traded companies because of federal and state securities laws and certain market realities. First, the stock of publicly traded (once properly registered) can be offered to any person. Moreover, once purchased, the purchaser legally can sell the stock immediately or at any time thereafter to any person whom the purchaser chooses. In addition, for many publicly traded stocks, an active trading market develops for the stock, making the stock fairly liquid and marketable. Because of these advantages, publicly traded stock generally commands appreciably higher values than privately traded or restricted stock in comparable companies. The advantages of publicly traded stock increases a corporation's ability to raise funds easier and in larger amounts. These advantages also give a corporation the flexibility to use such publicly traded stock (instead of cash or debt) to acquire companies. Sellers of companies may prefer to receive stock rather than cash because they can do so without recognizing gain on the sale under the federal tax code. However, they may refuse to accept privately traded or restricted stock because of its illiquidity or unmarketability when they will readily accept publicly trade stock because of its liquidity and marketability. Moreover, publicly traded stock permits a corporation to establish more attractive management and employee incentive plans to motivate management and employee to perform at their highest level.

         In addition, LS Capital has hired a consultant to evaluate the best structure to manage LS Capital's proposed business activities and maximize value for its stockholders. LS Capital has not received the report from the consultant but LS Capital has been advised that such report may include a recommendation that LS Capital convert to closed-end non-diversified investment holding company status. In view of this possible recommendation and the other advantages of the Company's being a publicly traded corporation, LS Capital has decided to undertake the Distribution. LS Capital is currently undertaking another distribution and expects to make additional distributions (similar to the Distribution) of stock in other of its subsidiaries. After the Distribution, LS Capital will retain 250,000 shares of Common Stock, thus continuing its ownership interest in the Company at a reduced level, and LS Capital stockholders will be free to either retain or sell their own Common Stock as they individually choose.

         For the reasons stated above, the LS Capital Board of Directors believes that the Distribution is in the best interest of LS Capital. In reaching its conclusions, the LS Capital Board of Directors has determined that the Distribution is fair, from a financial point of view, to the holders of shares of LS Capital common stock, although the Board of Directors has not sought the opinion of any financial advisor to such effect.

Manner of Effecting the Distribution.

         The Distribution consists of an aggregate of 250,000 shares of Common Stock and 1,000,000 Class A Warrants. In connection with the Distribution, each stockholder of LS Capital owning at least 25 shares of LS Capital common stock will receive one share of Common Stock and four Class A Warrants for each 25 shares of LS Capital common stock owned on the Record Date. Fractional shares of Common Stock will not be issued. Instead, LS Capital stockholders owning fewer than 25 shares of LS Capital common stock on the Record Date will receive, in lieu of any share of Common Stock, a cash dividend of $.01 per share of LS Capital common stock owned on the Record Date. In addition, any LS Capital stockholder receiving Common Stock and otherwise entitled to a fractional share of Common Stock shall receive, in lieu of any fractional share of Common Stock, a cash dividend of $.01 per share of LS Capital common stock otherwise causing the fractional share, up to an aggregate dividend of $.24. Certificates representing the number of shares of Common Stock and number of Class A Warrants to which LS Capital stockholders are entitled, and checks representing payment of cash dividends in lieu thereof, are being delivered to LS Capital stockholders simultaneously with this Prospectus. The shares of Common Stock will be fully paid and nonassessable. The holders thereof will not be entitled to preemptive rights nor cumulative voting rights. See "DESCRIPTION OF CAPITAL STOCK." No holder of LS Capital common stock will be required to pay any cash or other consideration for the shares of Common Stock or Class A Warrants received in the Distribution or to surrender or exchange shares of LS Capital common stock in order to receive shares of Common Stock or Class A Warrants.

         The Distribution will result in approximately 3.73% of the outstanding shares of Common Stock being distributed to holders of LS Capital common stock on an undiluted basis. If all of the Class A Warrants being distributed are exercised, the number of shares of the Common Stock being distributed (after taking into account the exercises of the Class A Warrants) would equal approximately 16.23% of shares of Common Stock outstanding after the exercises of the Class A Warrants (assuming no additional shares of Common Stock are hereafter issued). If all of the Warrants are exercised (including the Class A Warrants being distributed and the Class B Warrants and the Class C Warrants that will be issued thereafter), the total of shares of the Common Stock being distributed (after taking into account the exercises of the Warrants) would equal approximately 44.87% of shares of Common Stock outstanding after the exercises of the Warrants (assuming no additional shares of Common Stock are hereafter issued).

         Shares of Common Stock and the Class A Warrants distributed to LS Capital stockholders in connection with the Distribution generally will be freely transferable. Such shares and warrants are expected to be traded in the over-the-counter market, and thus may be purchased and sold through the usual investment channels, including securities broker/dealers. Subject to the sponsorship of a market maker, shares of Common Stock and the Class A Warrants are expected to be traded on the OTC Electronic Bulletin Board. Notwithstanding the above, shares of Common Stock and the Class A Warrants received in connection with the Distribution by persons who are deemed "affiliates" of the Company under the Act will be subject to certain restrictions. Persons who may be deemed to be affiliates of the Company after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with the Company and may include the directors and principal executive officers of the Company as well as any principal stockholder of the Company. Persons who are affiliates of the Company will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act, such as the exemptions afforded by Section 4(2) of the Act and Rule 144 thereunder.

         In connection with the Distribution, each of Paul J. Montle, Kent E. Lovelace, Jr. and Roger W. Cope, each a director and significant stockholder of LS Capital, entered into an agreement with the Company whereby they agreed he would not sell any shares of Common Stock received in connection with the Distribution until twelve weeks after public trading has commenced in the Common Stock, or thereafter sell in any three-month period more than 10,000 shares of Common Stock received in connection with the Distribution.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Neither the Company nor LS Capital has obtained a private letter ruling from the Internal Revenue Service nor an opinion of tax counsel with respect to possible federal income tax consequences of the Distribution. However, the Company and LS Capital are generally aware of the taxability of a corporate distribution of property pro rata to its stockholders.

         Distributions by corporations to their stockholders may be taxable. In general, where the distribution is made out of the earnings and profits of the corporation, the amount received is taxable as ordinary income. Where distributions are made in excess of the corporation's earnings and profits, the recipient is normally not taxed to the extent of its basis in the stock. Distributions in excess of earnings and profits and basis are normally taxed as if the stockholder had sold his stock.

         As of September 30, 1997, LS Capital had no accumulated earnings and profits. Therefore, distributions of shares of Common Stock to LS Capital stockholders are not taxable as ordinary income. The amount of such distribution is the fair market value of the Common Stock on the date of distribution. In this case, valuation of Common Stock is not easily possible, given the limited operating history of the Company. There has been no attempt to place a value on the Common Stock by the management of the Company or of LS Capital, and such valuation is the responsibility of each LS Capital stockholder who receives Company stock, and his or her own tax advisor. However, in the opinion of Company management, such valuation might be reasonably placed at $.0448 per Company share as of the date of this registration statement. This valuation is based on the Company's estimated fair market value as a publicly registered company with no significant assets or operating history.

         If an individual LS Capital stockholder agrees with this estimate, the tax consequences to him are that if the adjusted tax basis of his LS Capital shares is in excess of $.0018 per share (each share of Common Stock is distributed for every 15 LS Capital shares), then such Common Stock distribution to him should be considered a "non-taxable return of capital." Such $.0018 per share should then be deducted from such stockholder's LS Capital per share tax basis and $.0448 per share will be the new cost basis of his or her Company stockholdings.

         For domestic corporations which hold LS Capital common stock, the amount of the Distribution for purposes of determining dividend income, return of capital, or capital gain will be the lesser of (i) the fair market value of the Common Stock at the date of the Distribution, or $.0448 per share if such corporate stockholder accepts the Company's valuation methodology, or (ii) its adjusted per share basis of its investment in LS Capital common stock. A domestic corporation's basis in LS Capital common stock will also be the lesser of the foregoing amounts.

         STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION WILL VARY FROM JURISDICTION TO JURISDICTION. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE APPLICABLE TAX CONSEQUENCES OF THE ISSUANCE AND DISPOSITION OF THE SHARES BEING DISTRIBUTED.

Receipt of Shares.

         The receipt of shares of Common Stock will result in a taxable capital gain to LS Capital stockholders to the extent that such fair value of Company Stock exceeds their tax basis in LS Capital common stock at the time of issuance.

Sale of Shares.

         A LS Capital stockholder whose shares of Common Stock are sold will realize capital gain or loss measured by the difference between the amount realized and the stockholder's tax basis in such shares.

Holding Period.

         The holding period of the shares of Common Stock received in connection with the Distribution is measured from the date that the shares are distributed to LS Capital stockholders.

Other Tax Consequences.

         There may be other federal, state, local or foreign tax considerations (including potential withholding requirements) applicable to the circumstances of particular LS Capital stockholders who should consult with their own tax advisors to determine the applicable tax consequences of the issuance and disposition of the shares of Common Stock being distributed.

                        OTHER SECURITIES BEING REGISTERED

         In addition to the shares comprising the Distribution, the Company is registering with the Commission, and this Prospectus covers, an additional 5,000,000 shares of Common Stock in order to facilitate the Company's ability to pursue other mineral exploration and extraction opportunities. It is anticipated that this will enable the Company to issue registered stock in connection with any one or more acquisitions of assets or mergers with existing businesses. The Company has not identified any acquisitions that it currently intends to pursue.

         The issuance of such shares and the consideration to be received therefor will be entirely within the discretion of the Company's Board of Directors. Although the Board of Directors intends to utilize its reasonable business judgment and to fulfill its fiduciary obligations to the Company's then existing stockholders in connection with any issuance, it is possible that the future issuance of additional shares could cause immediate and substantial dilution to the net tangible book value of those shares of the Common Stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of the Company's issued and outstanding shares could have a material adverse effect on the market value of the shares.

         Moreover, the Company is also registering 2,000,000 Class B Warrants entitling the holders thereof to acquire an aggregate of 2,000,000 shares of Common Stock at a per-share price of $2.00. The Class B Warrants will be issued to the holders of the Class A Warrants upon exercise of the Class A Warrants at rate of two Class B Warrants for each Class A Warrant exercised, without the payment of any additional consideration. In addition, the Company is also registering 2,000,000 Class C Warrants entitling the holders thereof to acquire an aggregate of 2,000,000 shares of Common Stock at a per-share price of $5.00. The Class C Warrants will be issued to the holders of the Class B Warrants upon exercise of the Class B Warrants at rate of one Class C Warrant for each Class B Warrant exercised, without the payment of any additional consideration.

                                  OTHER MATTERS

         The Distribution is not being made in any states or other jurisdictions in which it in unlawful to do so. The Company may delay the commencement of the Distribution in certain states or other jurisdictions in order to comply with the securities law requirements of such states or other jurisdictions. It is not anticipated that there will be any changes in the terms of the Distribution. The Company may, if it so determines in its sole discretion, decline to make modifications to the terms of the Distribution requested by certain states or other jurisdictions, in which event LS Capital stockholders resident in such states or other jurisdictions will not be eligible to participate in the Distribution.

                          DESCRIPTION OF CAPITAL STOCK

Capital Stock.

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, $.01 par value per share and 10,000,000 shares of Preferred Stock, $.01 par value per share.

Securities Being Offered.

         The securities offered hereby consist of units of one share of the Company's Common Stock and four redeemable Class A Warrants. The Common Stock and the Class A Warrants comprising the units are detachable and separately transferable immediately following the date of this Prospectus. Prior to this offering, there has been no public market for the Common Stock or Class A Warrants.

Common Stock.

         The authorized Common Stock of the Company consists of 50,000,000 shares, par value $0.01 per share. As of the date of this Prospectus, 6,700,000 shares of Common Stock were outstanding. All of the shares of Common Stock are validly issued, fully paid and nonassessable. Holders of record of Common Stock will be entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of provision for payment of the debts and other liabilities of the Company, including the liquidation preference of all classes of preferred stock of the Company, each holder of Common Stock will be entitled to receive his pro rata portion of the remaining net assets of the Company, if any. Each share of Common stock has one vote, and there are no preemptive, subscription, conversion or redemption rights. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors.

Warrants.

         The Warrants are comprised of Class A Warrants, Class B Warrants and Class C Warrants. The Class A Warrants are being issued in connection with the Distribution, the Class B Warrants will be issued in connection with the exercise of the Class A Warrants, and the Class C Warrants will be issued in connection with the exercise of the Class B Warrants. The Class A Warrants, the Class B Warrants and the Class C Warrants feature identical rights other than as indicated herein. The Warrants will be issued in registered form under a warrant agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"). The following summary of the provisions of the Warrants is qualified in its entirety by reference to the Warrant Agreement, a copy of which is filed as an exhibit to the registration statement of which this Prospectus is a part.

         Each Warrant will be separately transferable and will entitle the registered holder thereof to purchase one share of Common Stock, subject to adjustment as described below. A Class A Warrant may be exercised for a period of three years after the Registration Statement of which this Prospectus is a part becomes effective. A Class B Warrant and a Class C Warrant may be exercised for a period of three years after it is issued. Subject to adjustment as described below, the purchase price for shares of Common Stock acquired pursuant to exercises of the Warrants shall be $1.00 per share in the case of the Class A Warrants, $2.00 per share in the case of the Class B Warrants, and $5.00 per share in the case of the Class C Warrants. The exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation or certain other events.

         Any or all of the Warrants may be redeemed by the Company at a price of $.01 per Warrant, upon the giving of not less than 30 days' nor more than 60 days' written notice at any time after the date of this Prospectus, provided that (depending on the market in which the Common Stock is traded) the closing bid price, closing sales price or average of the closing bid and closing ask prices has been at least $1.25 (in the case of a Class A Warrant), $2.35 (in the case of a Class B Warrant) and $5.50 (in the case of a Class C Warrant), on each of the ten (10) consecutive trading days ending on the third (3rd) day prior to the day on which the redemption notice is given. The right to purchase the Common Stock represented by the Warrants so called for redemption will be forfeited unless the Warrants are exercised prior to the date specified in the foregoing notice of redemption.

         A holder may exercise Warrants by surrendering the certificate evidencing the Warrants to the Warrant Agent, together with the form of election to purchase on the reverse side of such certificate properly completed and executed and the payment of the exercise price and any transfer tax. Upon exercise of a Class A Warrant, the exercising holder shall be issued two Class B Warrants without the payment of any additional consideration, and upon exercise of a Class B Warrant, the exercising holder shall be issued one Class C Warrant also without the payment of any additional consideration. Warrant holders will not have any voting or other rights as stockholders of the Company unless and until some Warrants are exercised and shares issued pursuant thereto. If fewer than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Holders of the Warrants may sell the Warrants if a market exists rather than exercise them. However, there can be no assurance that a market will develop or continue as to the Warrants.

         For a holder to exercise a Warrant, there must be a current registration statement on file with the Commission and various state securities commissions. The Company will be required to file post-effective amendments to the registration statement when events require such amendments. While it is the Company's intention to file post-effective amendments when necessary, there is no assurance that the registration statement will be kept effective. If the registration statement is not kept current for any reason, the Warrants will not be exercisable, and holders thereof may be deprived of value. Moreover, if the shares of Common Stock underlying the Warrants are not registered or qualified for sale in the state in which a Warrant holder resides, such holder might not be permitted to exercise the Warrants. If the Company is unable to qualify the Common Stock underlying the Warrants for sale in certain states, holders of the Warrants in those states will have no choice but to either sell the Warrants or allow them to expire.

         For the life of the Warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock of the Company. The exercise of the Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company. The terms upon which the Company may obtain additional capital may be adversely affected through the period that the Warrants remain exercisable. The holders of these Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Warrants.

         The Company has authorized and reserved for issuance a number of underlying shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, each share of Common Stock will be fully paid and nonassessable.

Preferred Stock.

         The Company's Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of the Company's $0.01 par value preferred stock (the "Preferred Stock"). As of the date of this Prospectus, no shares of Preferred Stock were outstanding. The Preferred Stock constitutes what is commonly referred to as "blank check" preferred stock. "Blank check" preferred stock allows the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, to issue shares of any series, and to fix and determine separately for each series any one or more of the following relative rights and preferences: (i) the rate of dividends; (ii) the price at and the terms and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of involuntary liquidation; (iv) the amount payable upon shares in the event of voluntary liquidation; (v) sinking fund provisions for the redemption or purchase of shares; (vi) the terms and conditions pursuant to which shares may be converted if the shares of any series are issued with the privilege of conversion; and (vii) voting rights. Dividends on shares of Preferred Stock, when and as declared by the Board of Directors out of any funds legally available therefor, may be cumulative and may have a preference over Common Stock as to the payment of such dividends. The provisions of a particular series, as designated by the Board of Directors, may include restrictions on the ability of the Company to purchase shares of Common Stock or to redeem a particular series of Preferred Stock. Depending upon the voting rights granted to any series of Preferred Stock, issuance thereof could result in a reduction in the power of the holders of Common Stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of the Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of Preferred Stock and other matters, the issuance of Preferred Stock could result in a reduction in the assets available for distribution to the holders of the Common Stock in the event of liquidation of the Company. Holders of Preferred Stock will not have preemptive rights to acquire any additional securities issued by the Company. Once a series has been designated and shares of the series are outstanding, the rights of holders of that series may not be modified adversely except by a vote of at least a majority of the outstanding shares constituting such series.

         One of the effects of the existence of authorized but unissued shares of Common Stock or Preferred Stock may be to enable the Board of Directors of the Company to render it more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer at a control premium price, proxy contest or otherwise and thereby protect the continuity of or entrench the Company's management, which concomitantly may have a potentially adverse effect on the market price of the Common Stock. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by he Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Delaware Legislation.

         The Company is a Delaware corporation and consequently is subject to certain anti-takeover provisions of the Delaware General Corporation Law (the "Delaware Law"). The business combination provision contained in Section 203 of the Delaware Law ("Section 203") defines an interested stockholder of a corporation as any person that (i) owns, directly or indirectly, or has the right to acquire, fifteen percent (15%) or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and the associates of such person. Under Section 203, a Delaware corporation may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at lease eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for determining the number of shares outstanding, (a) shares owned by persons who are directors and officers and (b) employee stock plans, in certain instances), or (iii) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders by at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder. The restrictions imposed by Section 203 will not apply to a corporation if (i) the corporation's original certificate of incorporation contains a provision expressly electing not be governed by this section or (ii) the corporation, by the action of its stockholders holding a majority of outstanding stock, adopts an amendment to its certificate of incorporation or by-laws expressly electing not be governed by Section 203 (such amendment will not be effective until 12 months after adoption and shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to such adoption).

         The Company has not elected out of Section 203, and the restrictions imposed by Section 203 apply to the Company. Section 203 could, under certain circumstances, make it more difficult for a third party to gain control of the Company.

Shares Eligible for Future Sale.

         Prior to the Distribution, there has been no public market for the Common Stock. Sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market and could impair the Company's ability to raise additional capital through the sale of its equity securities in the future.

         Upon completion of the Distribution, the Company will have issued and outstanding 6,700,000 shares of Common Stock, approximately 6,450,000 of which are believed to be "restricted" or "control" shares for purposes of the Act. "Restricted" shares are those acquired from the Company or an "affiliate" other than in a public offering, while "control" shares are those held by affiliates of the Company regardless as to how they were acquired. The vast majority of these restricted and control shares of Common Stock are believed eligible for sale under Rule 144 (as amended effective April 29, 1997) subject to the volume limitations of Rule 144.

         In general, under Rule 144 (as amended effective April 29, 1997), one year must have elapsed since the later of the date of acquisition of restricted shares from the Company or any affiliate of the Company. No time needs to have lapsed in order to sell control shares. Once the restricted or control shares may be sold under Rule 144, the holder is entitled to sell within any three-month period such number of restricted or control shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of shares during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain restrictions on the manner of selling, notice requirements and the availability of current public information about the Company. Under Rule 144 (as amended effective April 29, 1997), if two years have elapsed since the holder acquired restricted shares from the Company or from any affiliate of the Company, and the holder is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person will be entitled to sell such Common Stock in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         In connection with the Distribution, each of Paul J. Montle, Kent E. Lovelace, Jr. and Roger W. Cope, each a director and significant stockholder of LS Capital, entered into an agreement with the Company whereby they agreed he would not sell any shares of Common Stock received in connection with the Distribution until twelve weeks after public trading has commenced in the Common Stock, or thereafter sell in any three-month period more than 10,000 shares of Common Stock received in connection with the Distribution.

         In addition to the preceding, this Prospectus covers an additional 5,000,000 shares of Common Stock, which the Company may use in connection with future business combination transactions.

                                 DIVIDEND POLICY

         The Company has paid no cash dividends on its Common Stock, and the Company presently intents to retain earnings to finance the expansion of its business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including the Company's financial condition, results of operations, current and anticipated cash needs and plans for expansion.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the Distribution. Moreover, the Company will not receive any proceeds when it issues any of the other 5,000,000 shares of Common Stock covered by this Prospectus. However, such other shares are intended be used for business combination transactions pursuant to which the Company will acquire direct or indirect ownership of assets and properties. The Company will receive all proceeds from the exercise of the Warrants. Such proceeds are expected to be used for general corporate purposes.


                         MANAGEMENT'S PLAN OF OPERATION

         The Company has sufficient cash on hand to satisfy its obligations for the next twelve months. The Company does not anticipate having to raise additional capital to satisfy is cash obligations within the next twelve months.

         The Company does not anticipate performing any research and development in the next twelve months, other than that which is performed in the normal course of business as it develops its electronic commerce capabilities.

         The is no expected purchases or sales of any plant or significant equipment.

         The Company does not anticipate any significant changes in its number of employees, other than through any possible acquisitions.

                                     EXPERTS

         The financial statements and schedules of JVWeb, Inc. as of November 10, 1997 and for the period from October 28, 1997 (inception) through November 10, 1997 have been included herein and in the registration statement in reliance upon the report of Malone & Bailey, PLLC, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.


                                   JVWEB INC.

                          INDEX TO FINANCIAL STATEMENTS

                                      Page
Independent Auditor's Report                                            F-1

Balance Sheet as of November 10, 1997                                   F-2

Income Statement for the period from October 28, 1997
   (date of inception) through November 10, 1997                        F-3

Statement of Stockholders'  Equity for the period from
   October 28, 1997 (date of inception) through November 10, 1997       F-4

Statement of Cash Flows for the period form October 28, 1997 (date of inception) through November 10, 1997 F-5

Notes to Financial Statements                                           F-6

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
     JV Web, Inc.
     Houston, Texas

We have audited the accompanying balance sheet of JV Web, Inc., a Delaware corporation, as of November 10, 1997, and the related statements of income, stockholders' equity, and cash flows for the period from inception (October 28, 1997) to November 10, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JV Web, Inc., as of November 10, 1997, and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.


MALONE & BAILEY, PLLC

December 3, 1997

                                  JV WEB, INC.
                         (A Development Stage Company)
                                 Balance Sheet
                            As of November 10, 1997


Cash                                                             $ 50,000
                                                                 ========

Contingent Liabilities                                                -

Stockholders' Equity
     Preferred Stock, $.01 par, 10,000,000 shares
          authorized, no shares issued or outstanding                 -
     Common stock, $.01 par, 50,000,000 shares authorized,
          6,200,000 shares issued and outstanding                $ 62,000
     Paid in capital                                                5,249
     Accumulated deficit during the development stage             (17,249)
                                                                  -------

     Total stockholders' equity                                    50,000
                                                                  -------

     Total liabilities and stockholders' equity                  $ 50,000
                                                                 ========







                       See notes to financial statements.

                                  JV WEB, INC.
                         (A Development Stage Company)
                                Income Statement
                Period from October 28, 1997 (Date of Inception)
                           Through November 10, 1997



REVENUES                                                             -

EXPENSES
     General and administrative                                  $ 17,249
                                                                 --------

Net deficit accumulated during the development stage             $ 17,249
                                                                 ========




                       See notes to financial statements.

                                  JV WEB, INC.
                         (A Development Stage Company)
                       Statement of Stockholders' Equity
                Period from October 28, 1997 (Date of Inception)
                           Through November 10, 1997


                                                                 Accumulated
                                                                   Deficit
                                                                 During the
                               Common Stock        Paid in        Development
                              Shares    Amount     Capital           Stage      Totals

Shares issued at inception:
     to founding shareholder,
     for cash                 6,200,000  $62,000  $ 5,249                       $ 67,249

Net deficit                                                      $(17,249)       (17,249)
                              ---------  -------  -------         --------        -------
                              6,200,000  $62,000  $ 5,249        $(17,249)      $ 50,000
                              =========  =======  =======        ========       ========




                       See notes to financial statements.

                                  JV WEB, INC.
                         (A Development Stage Company)
                            Statement of Cash Flows
                Period from October 28, 1997 (Date of Inception)
                           Through November 10, 1997

CASH FLOW FROM OPERATIONS
     Net deficit                                                 $(17,249)
                                                                 --------

          NET CASH USED BY OPERATING ACTIVITIES                   (17,249)
                                                                  -------


CASH FLOWS FROM FINANCING ACTIVITIES
     Capital contributions                                         67,249
                                                                   ------

               NET INCREASE IN CASH                                50,000
                                                                   ------

               CASH ON NOVEMBER 10, 1997                          $50,000
                                                                  =======




                       See notes to financial statements.

JV WEB, INC.
Notes to Financial Statements.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations. JV Web, Inc. ("Company") was formed October 28, 1997 as a Delaware corporation. The Company was formed to market and develop internet sites as commercial sales outlets.

NOTE B - DEVELOPMENT STAGE OPERATIONS

The founding shareholder contributed $67,249 cash for the initial common stock issued. There is a pending agreement between the Company and LS Capital Corporation ("LS Capital") whereas LS Capital will purchase 500,000 shares and warrants to purchase 1,000,000 shares at $1 per share for $5,000 cash pursuant to an Agreement signed as of November 10, 1997, but not yet consummated. The Agreement calls for LS Capital to spin off 250,000 shares of these 500,000 shares of the Company's stock and all of the 1,000,000 warrants to the LS Capital shareholders as an in-kind dividend, to occur soon.

NOTE C - CONTINGENT LIABILITIES

The Company has agreed to pay $20,000 plus out-of-pocket expenses for the legal work associated with the pending spin-off to LS Capital shareholders. In addition, the Company has agreed to issue options for 250,000 shares each to two consultants. These options are to be issued and vested over the next 24 months, with an exercise price of $.10 per share. As of December 3, 1997, 30,000 options have been earned and issued.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION  .........................................................................................  4

PROSPECTUS SUMMARY .............................................................................................  5

RISK FACTORS....................................................................................................  8

BUSINESS........................................................................................................ 21

MANAGEMENT ..................................................................................................... 38

EXECUTIVE COMPENSATION.......................................................................................... 38

PRINCIPAL STOCKHOLDERS.......................................................................................... 39

THE DISTRIBUTION................................................................................................ 39

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................................................... 41

OTHER SECURITIES BEING REGISTERED............................................................................... 43

OTHER MATTERS................................................................................................... 44

DESCRIPTION OF CAPITAL STOCK.................................................................................... 44

DIVIDEND POLICY................................................................................................. 49

USE OF PROCEEDS................................................................................................. 50

MANAGEMENT'S PLAN OF OPERATION.................................................................................. 50

EXPERTS......................................................................................................... 50

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that, to the fullest extent authorized by the Delaware Law, the Company shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") because he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him in connection with such Proceeding.

     Under Section 145 of the Delaware Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed Proceeding (other than an action by or in the right of the corporation) if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     The Company's Certificate of Incorporation also provides that expenses incurred by a person in his capacity as director of the Company in defending a Proceeding may be paid by the Company in advance of the final disposition of such Proceeding as authorized by the Board of Directors of the Company in advance of the final disposition of such Proceeding as authorized by the Board of Directors of the Company upon receipt of an undertaking by or on behalf of such person to repay such amounts unless it is ultimately determined that such person is entitled to be indemnified by the Company pursuant to the Delaware Law. Under Section 145 of the Delaware Law, a corporation must indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred in by him in connection with the defense of a Proceeding if he has been successful on the merits or otherwise in the defense thereof.

     The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law for the willful or negligent unlawful payment of dividends, stock purchase or stock redemption or (iv) for any transaction from which a director derived an improper personal benefit.

     The Company intends to attempt to procure directors' and officers' liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses set forth below, will be borne by the Company.

         Item                                                            Amount

         SEC Registration Fee .........................................$5,900.00
         Blue Sky Filing Fees and Expenses.............................$5,000.00
         Legal Fees and Expenses..............................................*
         Accounting Fees and Expenses ........................................*
         Miscellaneous........................................................*
         Total ........................................................$

*  This figure will be supplied in an amendment to the registration statement.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In connection with the formation of the Company, the Company issued to Greg J. Micek, a director and the President of the Company, 6.2 million shares of the Company's common stock (the "Common Stock"), in consideration of $62,000. Because Mr. Micek is a director and President of the Company, the issuance of Common Stock to him is claimed to be exempt pursuant Section 4(2) of the Act. Moreover, pursuant to an agreement between the Company and Mr. Micek, the Company granted to Mr. Micek options to purchase 500,000 shares of Common Stock at a per-share purchase price of $5.00, 500,000 shares at a per-share purchase price of $7.50, and 1,500,000 shares at a per-share purchase price of $10.00. The options have a term of five years. The issuances of the options is claimed, and the issuances of the underlying Common Stock will be claimed, to be exempt pursuant to Section 4(2) of the Act under the Act for the reasons given above.

         As a finder's fee for making the introductions leading to the investment of LS Capital Corporation ("LS Capital") in the Company and for a payment of $.01 per share, the Company issued to Lewis E. Ball, a director of the Company, 100,000 shares of Common Stock. Because Mr. Ball is a director, the issuance of Common Stock to him is claimed to be exempt pursuant Section 4(2) of the Act.

         Pursuant to an agreement between the Company and LS Capital dated November _____, 1997, the Company issued to LS Capital 500,000 shares of Common Stock, in consideration of $5,000.00. This issuance is claimed to be exempt pursuant to Regulation D under the Act.

         Pursuant to an agreement between the Company and Dudley R. Anderson, the Treasurer and Secretary of the Company, the Company agreed to issue options to purchase shares of Common Stock at a purchase price of $.10 per share on any day on which Mr. Anderson provides consulting services to the Company. The number of shares with respect to which Mr. Anderson will be issued options will depend on the number of hours of consulting services that he provides on any particular day. Mr. Anderson will be issued an option to purchase 250 shares (on any day on which he consults for up to four hours), 500 shares (on any day on which he consults for more than four hours and up to eight hours), 750 shares (on any day on which he consults for more than eight hours and up to ten hours), and 1,000 (on any day on which he consults for more than ten hours). As of December 22, 1997, Mr. Anderson had been issued under his agreement options to purchase 13,000 shares of Common Stock. The exact number of shares of Common Stock with respect to which options will be issued to Mr. Anderson can not now be determined. The issuances of the options is claimed, and the issuances of the underlying Common Stock will be claimed, to be exempt pursuant to Section 4(2) of the Act and Regulation D under the Act.

         Pursuant to an agreement between the Company and Kevin Dotson, a consultant to the Company, the Company agreed to issue options to purchase shares of Common Stock on the same terms as the option agreement entered into with Mr. Anderson, including the $.10 per-share purchase price. As of December 22, 1997, Mr. Dotson had been issued under his agreement options to purchase 27,500 shares of Common Stock. The exact number of shares of Common Stock with respect to which options will be issued to Mr. Dotson can not now be determined. The issuances of the options is claimed, and the issuances of the underlying Common Stock will be claimed, to be exempt pursuant to Regulation D under the Act.

         Pursuant to an agreement between the Company and G-2 Advertising, a consultant to the Company, the Company agreed to issue options to purchase shares of Common Stock at a purchase price of $.25 per share at a rate of 100 shares for each hour that G-2 Advertising provides consulting services to the Company in excess of a monthly retainer amount, which is initially is __________________________________. As of December 22, 1997, G-2 Advertising had
been issued under its agreement options to purchase 3,000 shares of Common Stock. The exact number of shares of Common Stock with respect to which options will be issued to G-2 Advertising can not now be determined. The issuances of the options is claimed, and the issuances of the underlying Common Stock will be claimed, to be exempt pursuant to Regulation D under the Act.

ITEM 27.  EXHIBITS

Exhibit
Number              Description

3.01      Certificate of Incorporation of the Company
3.02      Bylaws of the Company
4.01      Specimen Common Stock Certificate
4.02      Warrant  Agreement  dated  December 15, 1997 between the
                Company and  American  Stock  Transfer & Trust Company.
5.01      Opinion and Consent of Randall W.  Heinrich,  Of Counsel to
                Gillis & Slogar,  as to the  legality of securities being registered, to be filed by amendment.
10.01     Agreement dated November 15, 1997 between the Company and LS Capital Corporation.
10.02     Employment Agreement dated December 1, 1997 by and between the Company and Greg J. Micek.
10.03     Stock Option Agreement dated December 1, 1997 executed by the Company in favor of Greg J. Micek.
10.04     Stock Option Agreement dated December 17, 1997 executed by the Company in favor of Dudley R. Anderson.
10.05     Stock Option Agreement dated December 1, 1997 executed by the Company in favor of Kevin Dotson.
21.01     Subsidiaries of Registrant.
23.01     Consent of Malone & Bailey, PLLC
23.02     Consent of Randall W. Heinrich, Of Counsel to Gillis & Slogar, contained in Exhibit 5.01.
25.1      Power of Attorney (included on the signature page hereto).
27        Financial Data Schedule


ITEM 28.  UNDERTAKINGS

         A.   The undersigned Registrant will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and include any additional or changed material information on the plan of distribution.

          (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         B. (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 29, 1997.

                                      JVWEB INC.


                                      By:  /s/ Greg J. Micek
                                      Greg J. Micek
                                      (Principal Executive Officer,
                                      Principal Financial Officer and
                                      Principal Accounting Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                Title                              Date


/s/ Greg J. Micek                   Director and President              December 29, 1997
Greg J. Micek                       (Principal Executive Officer
                                    and Principal Financial Officer)

/s/ Lewis E. Ball                   Director                            December 29, 1997
Lewis E. Ball

                                  EXHIBIT INDEX

Exhibit No.       Description                                                                                            Page

3.01              Certificate of Incorporation of the Company
3.02              Bylaws of the Company
4.01              Specimen Common Stock Certificate
4.02              Warrant Agreement dated December 15, 1997 between the
                  Company and American Stock Transfer & Trust Company.
5.01              Opinion and Consent of Randall W. Heinrich, Of Counsel to
                  Gillis  &  Slogar,  as to the  legality  of  securities  being registered, to be filed by amendment.
10.01             Agreement dated November 15, 1997 between the Company
                  and LS Capital Corporation.
10.02             Employment Agreement dated December 1, 1997 by and between the Company and Greg J. Micek.
10.03             Stock Option Agreement dated December 1, 1997 executed by the Company in favor of Greg J. Micek.
10.04             Stock Option Agreement dated December 17, 1997 executed by the Company in favor of Dudley R. Anderson.
10.05             Stock Option Agreement dated December 1, 1997 executed by the Company in favor of Kevin Dotson.
21.01             Subsidiaries of Registrant.
23.01             Consent of Malone & Bailey, PLLC
23.02             Consent of Randall W. Heinrich, Of Counsel to Gillis & Slogar,
                  contained in Exhibit 5.01.
25.1              Power of Attorney (included on the signature page hereto).
27                Financial Data Schedule